UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
________________________________________________

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☐	Soliciting Material Pursuant to §240.14a-12
HARMONIC INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARMONIC INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JULY 29, 2014
TO THE STOCKHOLDERS OF HARMONIC INC.
NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Harmonic Inc., a Delaware corporation (the “Company”), will be held on Tuesday, July 29, 2014, at 2:00 p.m., Pacific Time, at the Company’s principal offices, located at 4300 North First Street, San Jose, California 95134, for the following purposes:

1.	To elect seven directors to serve until the earlier of the 2015 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To hold an advisory vote on executive compensation;

3.	To approve an amendment to the Company’s 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000 shares;

4.	To approve an amendment to the Company’s 2002 Director Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 350,000 shares;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014; and

6.	To transact such other matters as may properly come before the annual meeting or any adjournment, postponement or other delay thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. All stockholders of record at the close of business on Friday, May 30, 2014, are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof.
We are pleased to continue our practice of furnishing proxy materials over the Internet. We believe doing so allows us to provide our stockholders with the information they need, while lowering the costs of the delivery of the materials and reducing the environmental impact of printing and mailing hard copies. Accordingly, unless you have previously requested to receive our proxy materials in paper form or by email, you will receive a Notice of Internet Availability of Proxy Materials. Stockholders who continue to receive paper copies of proxy materials may elect to receive future proxy materials via electronic delivery by enrolling at www.proxyvote.com.

All eligible stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the meeting, you are urged to vote as promptly as possible to ensure that your vote is recorded. Please review the instructions on each of your voting options described in the proxy materials, as well as the Notice of Internet Availability of Proxy Materials if you received one.

By Order of the Board of Directors,

Timothy C. Chu
Vice President, General Counsel and Secretary
San Jose, California
June 17, 2014
YOUR VOTE IS EXTREMELY IMPORTANT
In order to ensure your representation at the annual meeting, you are requested to vote, at your earliest convenience, over the Internet or by telephone, whether or not you plan to attend the meeting. If you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, dating and signing the enclosed proxy and mailing it promptly, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

PROXY STATEMENT TABLE OF CONTENTS

HARMONIC INC.
PROXY STATEMENT
2014 ANNUAL MEETING OF STOCKHOLDERS
4300 NORTH FIRST STREET
SAN JOSE, CALIFORNIA 95134
INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL
The enclosed proxy card is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Harmonic Inc., a Delaware corporation (“Harmonic,” “we” or the “Company”), for use at the 2014 Annual Meeting of Stockholders and any adjournment(s), postponement(s) or other delays thereof (the “Annual Meeting”) to be held on Tuesday, July 29, 2014, at 2:00 p.m., Pacific Time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal offices, located at 4300 North First Street, San Jose, California 95134. The telephone number of the Company’s principal offices is 1-408-542-2500.

INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about June 17, 2014, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) containing instructions on how to access our proxy materials, including our proxy statement and our 2013 Annual Report. The E-Proxy Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. If you previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the E-Proxy Notice.

WHO CAN VOTE AT THE ANNUAL MEETING
Stockholders as of the close of business on May 30, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 93,325,266 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), were issued and outstanding.

Stockholder of Record: Shares Registered in Your Name

If on May 30, 2014, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote over the Internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card in the enclosed postage-paid envelope.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If on May 30, 2014, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

HOW TO VOTE
If you are a stockholder of record you may vote by proxy or in person by ballot at the Annual Meeting. To vote by proxy, you may vote via the Internet or by telephone by following the instructions provided on the E-Proxy Notice or proxy card, or if you received a paper proxy card and voting instructions by mail, you should sign, date and return the enclosed proxy card in the enclosed postage-paid envelope before the Annual Meeting.
If you are a beneficial owner and not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares.

REVOCABILITY OF PROXIES
Any proxy may be revoked by the person giving it at any time before its use at the Annual Meeting by delivering to the Secretary of the Company, at the Company’s principal offices, a written notice of revocation or a signed proxy bearing a later date, or by voting on a later date by telephone or via the Internet. If you attend the Annual Meeting in person and vote by ballot, any previously submitted proxy will be revoked.
Please note, however, that if you are a beneficial owner and you wish to change or revoke your proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person.

QUORUM; VOTING REQUIREMENTS
Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.
The holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitutes a quorum for action at the Annual Meeting. Shares that reflect abstentions and broker non-votes count as present at the Annual Meeting for the purposes of determining a quorum.
Directors are elected by a plurality of the votes cast. The advisory vote on executive compensation (Proposal Two in this Proxy Statement), the amendment to the Company’s 2002 Employee Stock Purchase Plan (Proposal Three in this Proxy Statement), the amendment to the Company’s 2002 Director Stock Plan (Proposal Four in this Proxy Statement) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Five in this Proxy Statement) each requires the favorable vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy and entitled to vote on the proposal.
In the election of directors (Proposal One in this Proxy Statement), abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to the advisory vote on executive compensation (Proposal Two in this Proxy Statement), the amendment to the Company’s 2002 Employee Stock Purchase Plan (Proposal Three in this Proxy Statement), the amendment to the Company’s 2002 Director Stock Plan (Proposal Four in this Proxy Statement) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Five in this Proxy Statement), abstentions will have the same effect as voting against the proposal and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.
If you hold shares beneficially in street name (that is, in an account at a bank or broker) and do not provide your bank or broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a bank or broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Five in this Proxy Statement).

SOLICITATION
The Company will bear the cost of soliciting proxies, including the preparation, assembly, Internet hosting, printing and mailing of the E-Proxy Notice, this Proxy Statement, the proxy card and any other Proxy Materials furnished to stockholders by the Company in connection with the Annual Meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the Proxy Materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile, email, Internet or personal solicitation by directors, officers, employees or independent contractors of the Company. Other than for any such independent contractors, no additional compensation will be paid to such persons for such services.

BOARD OF DIRECTORS’ VOTING RECOMMENDATION
The Board of Directors recommends that you vote your shares “FOR” each of the Board’s nominees that are standing for election to the Board of Directors (Proposal One in this Proxy Statement), “FOR” the approval of the advisory vote on executive compensation (Proposal Two in this Proxy Statement), “FOR” the amendment to the Company’s 2002 Employee Stock Purchase Plan (Proposal Three in this Proxy Statement), “FOR” the amendment to the Company’s 2002 Director Stock Plan (Proposal Four in this Proxy Statement) and “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Five in this Proxy Statement).

IF YOU RECEIVE MORE THAN ONE PROXY CARD OR E-PROXY NOTICE
If you receive more than one proxy card or E-Proxy Notice, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the E-Proxy Notice on how to access each proxy card and vote each proxy card over the Internet or by telephone. If you received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

STOCKHOLDER PROPOSAL PROCEDURES AND DEADLINES
Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2015 annual meeting of stockholders and that stockholders desire to have included in the Company’s proxy materials relating to such meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by Harmonic at its principal offices at 4300 North First Street, San Jose, California 95134, Attention: Corporate Secretary, no later than February 17, 2015. Any such proposals of stockholders must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Company’s proxy materials for that meeting.
Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2015 annual meeting of stockholders and that such stockholders do not desire to have included in the Company’s proxy materials for that meeting must be received by Harmonic at its principal offices at 4300 North First Street, San Jose, California 95134, Attention: Corporate Secretary, no earlier than April 30, 2015 and no later than May 30, 2015.
However, if the date of our 2015 annual meeting occurs more than 30 days before or after July 29, 2015, then notice of a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 must be received by the Company no later than the close of business on the later of (i) 90 days prior to next year’s annual meeting and (ii) ten days after public announcement of the annual meeting date.
If a stockholder gives notice of such a proposal after the deadlines described above, the Company’s designated proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2015 annual meeting of stockholders.
Furthermore, under the Company’s bylaws, a stockholder’s notice of business to be brought before an annual meeting must set forth, as to each proposed matter: (a) a brief description of the business and reason for conducting such business at the meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any associated person of such stockholder; (c) the class and number of shares of the Company owned by the stockholder proposing such business and any associated person of such stockholder; (d) whether, and the extent to which, any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any associated person of such stockholder with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding, the effect of which is to mitigate loss to, or manage the risk or benefit from share price changes for, or increase or decrease the voting power of, such stockholder or any associated person of such stockholder with respect to the securities of the Company; (e) any material interest of the stockholder or any associated person of such stockholder in such business; and (f) a statement whether either of such stockholder or any associated person of such stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal. In addition, to be in proper written form, a stockholder’s notice to the Secretary of the Company must be supplemented not later than ten calendar days following the record date to disclose the information contained in clauses (c) and (d) above as of the record date.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
In some instances, we may deliver to multiple stockholders of record sharing a common address only one copy of the E-Proxy Notice or, if you received paper proxy materials by mail, only one copy of this Proxy Statement and our 2013 Annual Report. If requested orally or in writing, we will promptly provide a separate copy of the E-Proxy Notice or paper proxy materials to a stockholder sharing an address with another stockholder. Requests should be directed to the Company’s Secretary at Harmonic Inc., 4300 North First Street, San Jose, California 95134, Attention: Corporate Secretary, or to 1-408-542-2500. Beneficial holders sharing a common address and who desire separate copies should contact their brokerage firm or bank.
Stockholders of record sharing an address who currently receive multiple copies of proxy materials or the E-Proxy Notice, and wish to receive only a single copy, should send a signed, written request to the Company at the address noted above. Beneficial holders should contact their brokerage firm or bank.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING
Attendance at the Annual Meeting will be limited to stockholders and the Company’s invited guests. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Beneficial owners holding shares of Common Stock in brokerage accounts or through a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact the Company at 1-408-542-2500 for directions to the Annual Meeting.
If you are a stockholder of record as of the Record Date, you may vote your shares of Common Stock in person by ballot at the Annual Meeting. If you are a beneficial owner and hold your shares of Common Stock through a bank, broker or other nominee, you will not be able to vote in person by ballot at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your bank, broker or nominee and present it at the Annual Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS
NOMINEES
Seven directors are to be elected at the Annual Meeting. Each of the directors elected at the Annual Meeting will hold office until the earlier of the 2015 annual meeting of stockholders or until such director’s successor has been elected and qualified or until such director’s earlier resignation or removal.
Unless otherwise instructed, the designated proxy holders will vote the proxies received by them “FOR” the Company’s seven nominees named below, all of whom are currently directors of the Company. Each of the nominees was recommended for election by the Company’s Corporate Governance and Nominating Committee and the Board of Directors. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the designated proxy holders will vote the proxies for any substitute nominee who is designated by the Company’s Corporate Governance and Nominating Committee to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

DIRECTOR QUALIFICATIONS
The Board of Directors believes that it is necessary for each of the Company’s directors to possess a broad array of qualities and skills. When searching for new director candidates, the Corporate Governance and Nominating Committee considers the evolving requirements of serving on the Board of Directors and searches for candidates that fill any current or anticipated future requirements. The Board of Directors also believes that all directors must possess a considerable amount of business and management experience and education.
The Corporate Governance and Nominating Committee first considers a candidate’s business and management experience and education and then considers issues of judgment, personal character, integrity, conflicts of interest, diversity and commitment to the goal of maximizing long-term stockholder value. With respect to the nomination of continuing directors for re-election, the individual’s historical and ongoing contributions to the Board of Directors are also considered. The process undertaken by the Corporate Governance and Nominating Committee in recommending qualified director candidates is described below under “Identification and Evaluation of, and Criteria for, Candidates for Board Membership” (see page 9 of this Proxy Statement).

DIRECTOR NOMINEES
The names of the nominees for director and certain information about each of them are set forth below. The information presented includes age as of June 1, 2014, positions held, principal occupation and business experience for at least the past five years, and the names of other publicly-held companies of which the nominee currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding the nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that each nominee is qualified to serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated knowledge of our industry, an ability to exercise sound judgment, and a commitment to Harmonic and the Board of Directors. Finally, with respect to our directors who have not been officers of the Company, we value their experience on other public company boards of directors and board committees and as senior officers of other companies. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected.

Name	Age	Principal Occupation
Patrick Gallagher	59	Board Director, Ciena Corporation
Patrick J. Harshman	49	President and Chief Executive Officer, Harmonic Inc.
Harold Covert	67	Advisor to Lumos Networks Corporation
E. Floyd Kvamme	76	Partner Emeritus, Kleiner Perkins Caufield & Byers
Mitzi Reaugh	36	Executive-in-Residence, The Chernin Group
William F. Reddersen	67	Retired Telecommunications Executive
Susan G. Swenson	66	Board Director, Wells Fargo Bank, Spirent, FirstNet and Novatel Wireless
Except as indicated below, each nominee has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

Patrick Gallagher has been a director since October 2007 and was elected Chairman of the Board on April 18, 2013. From March 2008 to March 2012, Mr. Gallagher was Chairman of Ubiquisys Ltd., a UK company which develops and supplies femtocells and small cells for the 3G/4G/LTE mobile wireless market. From January 2008 until February 2009, Mr. Gallagher was Chairman of Macro 4 plc, a FTSE-listed global software solutions company. From May 2006 until March 2008, he was Vice Chairman of Golden Telecom Inc., a NASDAQ-listed facilities-based provider of integrated communications. From 2003 until 2006, Mr. Gallagher was Executive Vice Chairman and served as Chief Executive Officer of FLAG Telecom Group, a NASDAQ-listed global telecommunications company which owns and manages a subsea optical fiber network. From 1985 to 2002, Mr. Gallagher held senior management positions at BT Group, including Group Director of Strategy & Development, President of BT Europe and as a member of the BT Executive Committee. Mr. Gallagher is a director of Ciena Corporation and Sollers JSC. Mr. Gallagher holds a B.A. in Economics with honors from Warwick University. We believe that Mr. Gallagher’s qualifications to serve on our Board include his more than 25 years of experience in the global telecom, Internet and media industries, with a strong track record in building international businesses. He brings particular strategic and operational insight to Harmonic’s international business and has significant experience in chairing both public and private companies.
Patrick J. Harshman joined the Company in 1993 and was appointed President and Chief Executive Officer in May 2006. Prior to 2006, he held several executive leadership positions for Harmonic including management of marketing, international sales, product management, and research and development functions. Mr. Harshman earned a Ph.D. in Electrical Engineering from the University of California, Berkeley, and completed an Executive Management Program at Stanford University. We believe that Mr. Harshman’s qualifications to serve on our Board include his many years of industry experience and extensive customer relationships, his management and operational experience, and his strong background in driving Harmonic’s market-leading broadband and video technologies.
Harold Covert has been a director since 2007. Mr. Covert currently serves as an advisor to Lumos Networks Corporation, a fiber-based service provider, and is an independent business consultant. From September 2011 through March 2014, Mr. Covert served as Executive Vice President and Chief Financial Officer of Lumos Networks Corporation. From October 2010 to September 2011, he was an independent business consultant. From October 2007 until September 2010, Mr. Covert was an executive of Silicon Image, Inc., a semiconductor company, serving as Chief Financial Officer from October 2007 until January 2010 and also as its President from September 2009 through September 2010.  From 2005 to 2007, Mr. Covert was Executive Vice President and Chief Financial Officer of Openwave Systems Inc., a software applications and infrastructure company. Prior to Openwave, Mr. Covert was Chief Financial Officer at Fortinet Inc. from 2003 to 2005, and Chief Financial Officer at Extreme Networks, Inc. from 2001 to 2003. Mr. Covert has been a Director and Chairman of the Audit Committee at JDS Uniphase Corporation since January 2006.  Mr. Covert was a director at Solta Medical, Inc. from June 2007 until January 2014 and was a director of Silicon Image from January 2010 until September 2010.  Mr. Covert holds a B.S. in Business Administration from Lake Erie College and an M.B.A. from Cleveland State University and is also a Certified Public Accountant. We believe that Mr. Covert’s qualifications to serve on our Board include his having served as the CFO of several publicly traded technology companies. He is currently chair of two public company audit committees, including Harmonic. As Harmonic’s audit committee financial expert, he brings extensive financial experience and insight to the Board.
E. Floyd Kvamme has been a director since 1990. From 1984 to 2008, Mr. Kvamme was a General Partner, and since 2008 has been a Partner Emeritus, of Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Kvamme is also a director of Power Integrations, Inc., as well as one private company. Mr. Kvamme holds a B.S.E.E. from the University of California, Berkeley and an M.S.E. from Syracuse University. We believe that Mr. Kvamme’s qualifications to serve on our Board include his years of management experience with major technology companies, as well as his experience with financing and growth planning for technology companies as a partner of a major venture capital firm.
Mitzi Reaugh has been a director since July 2012. Since October 2013, Ms. Reaugh has served as an Executive-in- Residence at The Chernin Group, a media and production company that manages, operates and invests in businesses in the media, entertainment and technology sectors. From March 2011 to October 2013, she was the Senior Vice President, Strategy and Business Development at Miramax, a film and television studio. Prior to joining Miramax, Ms. Reaugh served as Senior Vice President, Client Solutions at The Nielsen Company (“Nielsen”), from February 2010 to March 2011. Before Nielsen, she was at NBC Universal, most recently as General Manager, Digital Health Network and initially as Vice President, Strategy & Business Development, Digital Media, from 2006 to October 2009. Ms. Reaugh was a Senior Associate at McKinsey & Company from 2004 to 2006. She holds an MBA from the University of Pennsylvania Wharton School of Business and a B.A. in Economics from Claremont McKenna College. We believe that Ms. Reaugh’s qualifications to serve on our Board include being a senior digital media executive and having been at the leading edge of the growth of the digital media industry for over ten years. She also brings extensive strategic experience and insight to the Board.
William F. Reddersen has been a director since 2002. Since his retirement from BellSouth in 2000, Mr. Reddersen has served as an advisor to multiple venture capital funds active in the technology services market. Previously, until 2000, he spent 31 years at BellSouth Corp. and AT&T Inc., most recently as Executive Vice President of Corporate Strategy at BellSouth.

Earlier, as President of its Business Market Operations, he directed BellSouth’s entry into new businesses, including the Internet market and its cable television business. Mr. Reddersen joined BellSouth as its Vice President of Marketing for new unregulated businesses and subsequently served as Vice President of Marketing for its regulated services business. Prior to joining BellSouth, he served in multiple management positions at AT&T. Mr. Reddersen served on the board of Otelco, Inc., an independent telephone company, from 2005 through May 2013. Mr. Reddersen holds a B.S. in Mathematics from the University of Maryland and an M.S. in Management from the Massachusetts Institute of Technology, where he was a Sloan Fellow. We believe that Mr. Reddersen’s qualifications to serve on our Board include his wide range of telecommunications experience, from running large corporate operations to starting up businesses in directly related industries. His combination of operating experience, corporate strategy experience and financial capital markets experience brings valuable insights to the Board.
Susan G. Swenson has been a director since February 2012. From March 2008 to March 2011, Ms. Swenson served as President and Chief Executive Officer of Sage Software-North America, the North American division of The Sage Group PLC, a global supplier of business management software and services. From August 2007 to March 2008, she was Chief Operating Officer at Atrinsic, Inc. a digital content company. Prior to joining Atrinsic, Inc., she served as Chief Operating Officer of Amp’d Mobile, Inc, a mobile virtual network start-up, from 2006 to 2007. Ms. Swenson was the President and Chief Operating Officer of T-Mobile USA from 2004 to 2005 and of Leap Wireless International, Inc. from 1999 to 2004. She served as the President and Chief Executive Officer of Cellular One from 1994 to 1999. From 1979 to 1994 she served in various management capacities at Pacific Bell, ultimately serving as President and Chief Operating Officer of PacTel Cellular and Vice President, Pacific Bell – Northern California Business Unit. She currently serves as a director of Wells Fargo & Company, Spirent PLC, and Novatel Wireless, Inc., as well as FirstNet, an independent authority within the NTIA/Department of Commerce responsible for establishing a single nationwide, interoperable public safety broadband network. Ms. Swenson holds a B.A. in French from San Diego State University. We believe that Ms. Swenson’s qualifications to serve on our Board include her over 30 years of US senior executive experience in the communications industry and her strong technology operations expertise. She brings to the Board two decades of board and committee service, as well as extensive executive experience, from building and growing technology start-up businesses to transforming enterprise businesses to meet market and competitive challenges.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES
The Board of Directors held a total of 11 meetings during the fiscal year ended December 31, 2013. No director attended fewer than 75% of the meetings of the Board, or the committees upon which such director served, in 2013.
The Board has determined that Messrs. Covert, Gallagher, Kvamme and Reddersen and Mmes. Reaugh and Swenson are independent under applicable NASDAQ listing standards and have no material relationships with the Company.
The Board has an Audit Committee, a Compensation and Equity Ownership Committee and a Corporate Governance and Nominating Committee. The charters for each of these committees are posted on our website at www.harmonicinc.com.
The Audit Committee currently consists of Messrs. Covert and Reddersen and Ms. Swenson, each of whom is independent under Rule 10A-3 of the Exchange Act and under applicable NASDAQ Stock Market listing standards. Mr. Covert serves as the Chairperson of the committee. The Audit Committee serves as the representative of the Board for general oversight of the quality and integrity of Harmonic’s financial accounting and reporting process, system of internal control over financial reporting, management of financial risks, audit process, and process for monitoring the compliance with related laws and regulations. The Audit Committee engages the Company’s independent registered public accounting firm and approves the scope of both audit and non-audit services. Matters within the scope of the Audit Committee were also discussed in executive sessions at regularly scheduled meetings of the Board in 2013. The Audit Committee held nine meetings during 2013.
The Board has determined that Mr. Covert is an “audit committee financial expert,” as defined by the current rules of the SEC. The Board believes that Mr. Covert’s experience as the chief financial officer of several companies publicly traded on U.S. stock exchanges qualifies him as an “audit committee financial expert” because he has acquired relevant expertise and experience from performing his duties as a chief financial officer.
The Compensation and Equity Ownership Committee currently consists of Messrs. Kvamme, Gallagher and Reddersen and Ms. Reaugh, none of whom is an employee of the Company and each of whom is independent under applicable NASDAQ Stock Market listing standards. Mr. Kvamme serves as the Chairperson of the Committee. The Compensation and Equity Ownership Committee is responsible for approving the Company’s compensation policies, compensation paid to executive officers, and administration of the Company’s equity compensation plans. The Compensation and Equity Ownership Committee held four meetings during 2013. Matters within the scope of the Compensation and Equity Ownership Committee were also discussed in executive sessions at regularly scheduled meetings of the Board in 2013.
The Corporate Governance and Nominating Committee serves as the representative of the Board for establishment and oversight of governance policy and the operation, composition and compensation of the Board. The Corporate Governance and Nominating Committee is currently composed of Ms. Swenson and Messrs. Gallagher and Kvamme, each of whom are independent under applicable NASDAQ Stock Market listing standards. Ms. Swenson serves as the Chairperson of the committee. The Corporate Governance and Nominating Committee held three meeting in 2013. Matters within the scope of the Corporate Governance and Nominating Committee were discussed in executive sessions at regularly scheduled meetings of the Board in 2013.
The Corporate Governance and Nominating Committee has proposed, and the Board has approved, the nomination of seven current board members for re-election by stockholders at this Annual Meeting.

BOARD LEADERSHIP
We separate the roles of Chief Executive Officer (“CEO”) and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction of the Company and for its operational management, leadership and performance, while the Chairman of the Board provides guidance to the CEO and sets the agenda for, and presides over, meetings of the full Board.

MEETINGS OF NON-EMPLOYEE DIRECTORS
At each regularly scheduled Board meeting, the non-employee directors meet in an executive session without any management directors or employees present. The Chairman of the Board has the responsibility of presiding over such periodic executive sessions of the Board. Last year, the non-employee directors discussed, in executive sessions, corporate strategy, risk oversight, stockholder agreement, management performance, Board performance, succession planning for management and the directors, and Board policies, processes and practices.

CORPORATE GOVERNANCE GUIDELINES
The Board has adopted Corporate Governance Guidelines that set forth the key functions of the Board, as well as principles regarding board structure and composition, board operations and meetings, board interaction with management and third parties, board committees and director compensation. The Corporate Governance Guidelines, in conjunction with our certificate of incorporation, bylaws and Board committee charters, form the framework for the governance of the Company.
The Corporate Governance Guidelines are available on the Company’s website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page. The Corporate Governance Guidelines are reviewed at least annually by our Corporate Governance and Nominating Committee, and changes are recommended to our Board for approval as appropriate.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our Board members, officers and employees. We have also adopted a Code of Business Conduct and Ethics for Senior Operational and Financial Leadership, applicable to our Chief Executive Officer and senior financial officers. Both Codes are available on the Company’s website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page. Any amendments or waivers of either Code pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.

ROLE OF THE BOARD IN RISK OVERSIGHT
Management of the Company is responsible for the day-to-day management of risks the Company faces, while the Board has responsibility, as a whole and also at the committee level, for the oversight of the Company’s risk management. The Board regularly reviews the Company’s long-term business strategy, including industry trends and their potential impact on the Company, our competitive positioning, potential acquisitions and divestitures, as well as the Company’s technology and market direction. The Board also reviews information regarding the Company’s actual and planned financial position and operational performance, as well as the risks associated with each. The Company’s Compensation and Equity Ownership Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation and the Company’s incentive, equity award and other benefit plans. The Audit Committee oversees management of financial risks, including, but not limited to, accounting matters, tax positions, insurance coverage and security of the Company’s cash reserves. The Corporate Governance and Nominating Committee manages risks associated with the independence and remuneration of the Board and potential conflicts of interest.
At periodic meetings of the Board and its committees, management reports to, and seeks the guidance of, the Board and its committees with respect to the most significant risks that could affect our business. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is periodically informed about such risks by committee reports and receives advice and counsel with respect to risk issues from the Company’s outside counsel.

IDENTIFICATION AND EVALUATION OF, AND CRITERIA FOR, CANDIDATES FOR BOARD MEMBERSHIP
Pursuant to the charter of the Corporate Governance and Nominating Committee, the Committee may utilize a variety of methods to identify and evaluate candidates for service on the Company’s Board of Directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current directors, management, professional search firms, stockholders, outside professionals or other persons. Any candidate presented would be evaluated at a meeting of the Corporate Governance and Nominating Committee or at a regular Board meeting and may be considered at any point during the year. The Corporate Governance and Nominating Committee may take such measures as it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate or reliance on the knowledge of the members of the Corporate Governance and Nominating Committee, members of the Board or management. The Corporate Governance and Nominating Committee has hired, from time to time, a consulting firm to assist it in identifying and screening potential candidates for election to the Board. In evaluating a candidate, the Corporate Governance and Nominating Committee may consider a variety of criteria. These criteria include demonstrated relevant business and industry experience, particular expertise to act as a committee chair or member, the ability to devote the necessary time to the Board and committee service, personal character and integrity, potential conflicts of interest and sound business judgment. The Corporate Governance and Nominating Committee seeks nominees with a broad diversity of experiences, professions, skills, geographic representation and backgrounds.
The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Some of the qualifications that the Corporate Governance and Nominating Committee considers include, without limitation, character, integrity, ethics, judgment, diversity of experience, independence, relevant areas of expertise, corporate and technology experience, proven achievement, operating executive experience, understanding of our industry, length of service, potential conflicts of interest and other commitments. The Corporate Governance and Nominating Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors. The Corporate Governance and Nominating Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board of Directors: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee's field and the ability to exercise sound business judgment, as well as skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to our success; and an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities. The Corporate Governance and Nominating Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders' best interests. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to best fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, gender, age, sexual orientation, disability or any other basis proscribed by law. The Corporate Governance and Nominating Committee has not set either term limits or age limits for members of the Board, believing that the Company’s interests are best served by members of the Board with substantial experience and knowledge of the Company’s business and that age is generally not a barrier to effective performance as a member of the Board.

DIRECTOR RECOMMENDATIONS AND NOMINATIONS FROM STOCKHOLDERS
The Corporate Governance and Nominating Committee will consider recommendations from stockholders of individuals for service on the Board of Directors at the 2015 annual meeting of stockholders, provided that such recommendations are submitted in a timely manner in writing to the Corporate Secretary of the Company at Harmonic Inc., 4300 North First Street, San Jose, California 95134. If a stockholder desires to recommend an individual for consideration by the Corporate Governance and Nominating Committee for nomination by the Board, such recommendation must be received no later than February 17, 2015, which is 120 calendar days prior to the first anniversary of the date of this Proxy Statement first became available to stockholders. In evaluating director candidates recommended by stockholders, the Corporate Governance and Nominating Committee will use the same criteria as it uses to evaluate all prospective members of the Board.

For a stockholder nomination of a person for election to the Board at the 2015 Annual Meeting of Stockholders that such stockholder does not desire to have considered by the Corporate Governance and Nominating Committee for nomination by the Board, timely written notice of such nomination must be delivered to the Corporate Secretary of the Company no earlier than April 30, 2015 and no later than May 30, 2015.
To be in proper written form, a stockholder’s notice must contain: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of the Company which are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (d) whether, and the extent to which, any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss, manage the risk or benefit from share price changes, or increase or decrease the voting power of the nominee with respect to any securities of the Company, (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (f) a written statement executed by the nominee acknowledging that, as a director of the Company, the nominee will owe fiduciary duties under Delaware law with respect to the Company and its stockholders, and (g) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to such stockholder proposing a nominee for election to the Board, (a) the information set forth in “Stockholder Proposal Procedures and Deadlines” on page 3 of this Proxy Statement for a stockholder notice of business to be brought before an annual meeting, and (b) a statement whether either such stockholder or any associated person of such stockholder will deliver a proxy statement and form of proxy to holders of a number of the Company’s voting shares reasonably believed by such stockholder or associated person of such stockholder to be necessary to elect such nominee. A copy of the full text of the bylaw provisions discussed herein may be obtained by writing to the Company’s Secretary at our principal offices, or can be accessed from the Company’s filings with the SEC at www.sec.gov.

COMPENSATION OF DIRECTORS
As compensation for its non-employee directors, Harmonic uses a combination of cash and equity-based incentive compensation. Directors who are employees of the Company do not receive additional compensation for their service as directors.
Cash Compensation. Each non-employee director is paid an annual retainer of $35,000. In addition, the Chair of the Audit Committee is paid an annual retainer of $32,000, the Chair of the Compensation and Equity Ownership Committee is paid an annual retainer of $18,000, and the Chair of the Corporate Governance and Nominating Committee is paid an annual retainer of $11,000. Other members of the Board committees receive an annual retainer as follows: Audit Committee — $16,000; Compensation and Equity Ownership Committee — $9,000; and Corporate Governance and Nominating Committee — $5,500. The non-executive Chairman of the Board receives an additional annual retainer of $40,000. No additional fees are paid for attending in-person or telephonic meetings of the Board or its committees.
Equity Compensation. The 2002 Director Stock Plan, as amended, currently provides for grants of stock options or restricted stock units to be made in three ways:

•
Initial Grants. Each new non-employee director who joins the Board (excluding a former employee director who ceases to be an employee director, but who remains a director) is entitled to receive stock options or restricted stock units, or a mix thereof, on the date that the individual is first appointed or elected to the Board, as determined by the Board in its sole discretion.

•
Ongoing Grants. Each non-employee director who has served on the Board for at least six months, as of the date of grant, will receive an annual grant of stock options or restricted stock units, or a mix thereof, as determined by the Board in its sole discretion.

•	Discretionary Grants. The Board may make discretionary grants of stock options or restricted stock units, or a mix thereof, to any non-employee director.

2013 COMPENSATION OF DIRECTORS

Name	Fees Paid in Cash($)	Stock Awards ($)(2)(3)	Total ($)(4)
Patrick Gallagher	69,500	109,999	179,499
Patrick J. Harshman (1)	—	—	—
Harold Covert	67,000	109,999	176,999
E. Floyd Kvamme	58,500	109,999	168,499
Mitzi Reaugh	44,000	109,999	153,999
William F. Reddersen	60,000	109,999	169,999
Susan G. Swenson	56,500	109,999	166,499
Lewis Solomon (5)	47,375	109,999	157,374

(1)
Compensation earned in 2013 by Mr. Harshman for his service as CEO is shown in the Summary Compensation Table on page 30 of this Proxy Statement. Mr. Harshman receives no compensation for his service as a director.

(2)
The amounts in this column represent the aggregate grant date fair value of awards for grants of restricted stock units to each listed director in 2013, computed in accordance with applicable accounting guidance. These amounts do not represent the actual amounts paid to or realized by the directors during 2013 or thereafter. The grant date fair market value of the restricted stock units is based on the closing market price of the common stock on the date of grant.

(3)
Grants of restricted stock units under our 2002 Director Stock Plan were made on March 15, 2013 to each of the Company’s non-employee directors. Each restricted stock unit grant was for 19,031 shares, with full vesting to occur on February 15, 2014.

(4)	Neither the non-employee directors nor Mr. Harshman received any other compensation for their services as a director.

(5)
Mr. Solomon did not stand for reelection in 2013 and, as a result, ceased serving as a director in August 2013. He received partial vesting of his restricted stock unit award upon his departure from the Board.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013
The following table provides the number of shares of common stock subject to outstanding options and restricted stock units held by the directors of the Company at December 31, 2013.

Name	Unvested Restricted Stock Units Outstanding	Stock Options Outstanding
Patrick Gallagher	19,031	30,000
Patrick J. Harshman(1)	166,875	1,598,674
Harold Covert	19,031	30,000
E. Floyd Kvamme	19,031	40,000
Mitzi Reaugh	19,031	30,000
William F. Reddersen	19,031	40,000
Susan G. Swenson	19,031	30,000

(1)	All restricted stock units and options awarded to Mr. Harshman were for services as an employee. Mr. Harshman did not receive equity grants for service as a director.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP POLICY
Under the Board's non-employee director stock ownership policy, each non-employee director is required to beneficially own shares of Common Stock with a market value equal to at least $175,000 (excluding, for the purposes of this calculation, the value of stock options exercisable within 60 days) by the later of the Company’s 2018 Annual Meeting of Stockholders or the fifth anniversary of the director’s election to the Board.

COMMUNICATION WITH THE BOARD OF DIRECTORS
The Board believes that management should be the primary means of communication between the Company and all of its constituencies, including stockholders, customers, suppliers and employees. However, stockholders may communicate with individual members of the Board, committees of the Board, or the full Board by addressing correspondence to Harmonic Inc., 4300 North First Street, San Jose, California 95134. Attention: Corporate Secretary.

ATTENDANCE OF THE BOARD OF DIRECTORS AT ANNUAL MEETINGS
Five members of the Board attended the Company’s 2013 Annual Meeting of Stockholders. The Board has a policy encouraging directors to attend annual stockholder meetings.

OTHER MATTERS RELATING TO DIRECTORS
Susan G. Swenson, one of our directors, served as chief operating officer of Amp’d Mobile, Inc., a mobile technology provider, from October 2006 until July 2007. In June 2007, Amp’d Mobile filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware, and in July 2007 Amp’d Mobile ceased operations and thereafter sold its assets.

PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Securities Exchange Act of 1934, as promulgated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act”, we are asking stockholders to vote on the compensation of our named executive officers, as named in accordance with applicable SEC rules, on page 30 of this Proxy Statement. This Proposal Two, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the executive compensation philosophy, policies and practices described in this Proxy Statement.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Equity Ownership Committee or the Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation and Equity Ownership Committee (the “Compensation Committee”) will be able to consider when determining executive compensation for the remainder of the current fiscal year and for future fiscal years. Our Board and Compensation Committee value the opinions of our stockholders, and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any action is necessary to address those concerns. At our 2013 Annual Meeting, our stockholders approved the compensation of our named executive officers (“NEOs”), with approximately 94% of the shares present and entitled to vote voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2013, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial goals and in support of enhancing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our executive compensation programs, with an emphasis on delivering long-term and short-term incentive compensation that reward our executives commensurate with the value they deliver to our stockholders. Unless the Board modifies its policy on the frequency of holding advisory votes to approve the compensation of our named executive officers, the next such advisory vote will occur at our 2015 annual meeting.
The Company’s goal for its executive compensation program is to attract, motivate and retain a talented and creative team of executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. As described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections beginning on pages 24 and 30 respectively, of this Proxy Statement, we believe that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. We would like to highlight the following items that support these beliefs:

•	Our Compensation Committee retains an independent compensation consultant to assist it in the evaluation of appropriate cash and equity compensation for executive management.

•	The compensation philosophy of our Compensation Committee includes relating each of the individual components of executive management compensation to overall Company performance.

•	The compensation philosophy of our Compensation Committee includes tying annual cash bonus payments to the achievement of objective performance parameters.

•
The compensation philosophy of our Compensation Committee includes putting at risk a significant portion of each executive’s total target compensation and rewarding our executive management for superior performance by the Company.

•
The compensation philosophy of our Compensation Committee includes reflecting competitive market requirements and strategic business needs in determining the appropriate mix of cash and non-cash, and short-term and long-term, compensation.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION.

PROPOSAL THREE
APPROVAL OF AMENDMENT TO HARMONIC’S 2002 EMPLOYEE STOCK PURCHASE PLAN
The Company’s stockholders are being asked to approve a 1,000,000 share increase in the number of shares of Common Stock reserved for issuance under the Company’s 2002 Employee Stock Purchase Plan (the “ESPP”).
The ESPP was adopted by the Board of Directors in March 2002 and was approved by our stockholders in May 2002. The ESPP, as initially approved, permitted the issuance of 1,500,000 shares of Common Stock. Amendments to the ESPP, adopted in May 2004, May 2006, May 2009, July 2011 and August 2013, increased the maximum number of shares available for issuance under the ESPP by an aggregate additional 9,000,000 shares, resulting in the ESPP now permitting the issuance of 10,500,000 shares of Common Stock. The number of shares of Common Stock currently available for issuance under the ESPP is 1,000,321.
In May 2014, the Board of Directors unanimously approved an amendment to the ESPP, subject to obtaining stockholder approval, to increase the number of shares of Common Stock available for issuance by 1,000,000. If this proposal is approved by our stockholders, the shares reserved and available for issuance under the ESPP for offering periods commencing on or after January 1, 2015, would be increased by 1,000,000 shares.
The intent of the ESPP is to encourage employees to acquire equity ownership in the Company in an effort to ensure a close alignment of the interests of employees with those of the Company’s stockholders. The proposed increase in the number of shares available for issuance under the ESPP will enable the Company to continue to use the ESPP as a valuable tool for attracting and retaining key personnel and aligning the interests of ESPP participants with those of the Company’s stockholders. The Company believes that the ESPP remains an important element of a competitive compensation package, especially for technology companies, as these plans are offered by most public companies with which we compete for employees. Approximately 60% of our employees eligible to participate in the ESPP during the offering period ending July 1, 2014 are participating.

DESCRIPTION OF EMPLOYEE STOCK PURCHASE PLAN
The following is a summary of the principal features of the ESPP and its operation.
Purpose. The purpose of the ESPP is to provide employees with an opportunity to purchase Common Stock through payroll deductions.
Administration. The ESPP is administered by the Board of Directors or a committee appointed by the Board of Directors (in either case, the “Administrator”). The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, and the Administrator’s findings, decisions, and determinations are final and binding upon all parties.
Eligibility. Currently, each of our employees, and each employee of our designated subsidiaries, whose customary employment with the Company or the designated subsidiary is at least 20 hours per week and more than five months in any calendar year, is eligible to participate in the ESPP. As of the beginning of the current offering period on January 2, 2014, approximately 928 employees were eligible to participate in the ESPP. No employee who owns stock and/or holds outstanding options to purchase stock that is equal to or greater than 5% of the total combined voting power or value of all classes of our stock may participate in the ESPP. Moreover, no employee may participate to the extent that he or she may purchase Common Stock under all employee stock purchase plans of the Company with a fair market value (determined on the first day of any offering period) in excess of $25,000 in any calendar year.
Shares Available for Issuance. As of the Record Date, there are 1,000,321 shares of Common Stock available for issuance under the ESPP, approximately half of which are likely to be issued on July 1, 2014, after the end of the current offering period. If our stockholders approve this proposal, an additional 1,000,000 shares will become reserved and available for issuance in offering periods commencing on or after January 1, 2015.
Offering Period. The ESPP currently has offering periods that have a duration of approximately six months, commencing on the first trading day for Common Stock on or after each January 1 and July 1 and terminating on the last trading day of the period ending approximately six months thereafter. Our Board of Directors has the power to change the commencement date and the duration of future offering periods without stockholder approval, if such change is announced prior to the scheduled beginning of the first offering period to be affected by such change. Each offering period constitutes a purchase period during which shares of Common Stock may be purchased on behalf of the participant in accordance with the terms of the ESPP.

Participation. To participate in the ESPP, an eligible employee must authorize payroll deductions pursuant to the ESPP. Payroll deductions are withheld only in whole percentages of the participant’s compensation and cannot exceed 10% of a participant’s compensation that she or he receives on each pay day during the offering period.
A participant may not make any additional payments into her or his account other than by payroll deductions. To the extent necessary to comply with Section 423(b)(8) of the Internal Revenue Code and eligibility limitations pursuant to the ESPP, a participant’s payroll deductions may be decreased to zero by the participant at any time during an offering period. A participant may increase or decrease the rate of payroll deductions during an offering period, except the Administrator may, in its discretion, limit the nature and/or number of participant rate changes during any offering period.
Grant. The number of shares of Common Stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the offering period by the purchase price. However, a participant may purchase no more than 1,500 shares in any offering period.
Purchase Price; Exercise. The Internal Revenue Service views participants in our ESPP as receiving options. The price per share of the shares subject to the option, as permitted by the Internal Revenue Code, is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering period, or (ii) 85% of the fair market value of a share of Common Stock on the purchase date, which is the last day of the offering period. Unless a participant withdraws from the ESPP or her or his employment terminates with us or a designated subsidiary, the participant’s option for the purchase of shares is exercised automatically on each purchase date. No fractional shares may be purchased, and any accumulated payroll deductions not sufficient to purchase a full share are retained in the participant’s account for the subsequent offering period.
If the number of shares with respect to which options are to be exercised exceed shares available for sale under the ESPP on a purchase date or commencement of an offering period, the Administrator may, in its sole discretion, make a pro rata allocation of the shares available for purchase and either continue the offering period then in effect or terminate the offering period then in effect. The Administrator may make such pro rata allocation of shares notwithstanding any authorization of additional shares for issuance under the ESPP by our stockholders subsequent to the commencement of an offering period.
Withdrawal; Termination of Employment. A participant may withdraw all, but not less than all, the payroll deductions credited to her or his account, and not yet used to exercise her or his option, under the ESPP at any time by written notice to the Company. If a participant withdraws from an offering period, no further payroll deductions by the participant will be made during the offering period and payroll deductions will not automatically resume at the beginning of the succeeding offering period. Additionally, payroll deductions credited to the participant’s account during the offering period, but not yet used to exercise the option, will be returned to the participant or, in the case of her or his death, to the person or persons entitled thereto, and the participant’s option will automatically terminate. Withdrawal from an offering period has no effect upon a participant’s eligibility to participate in subsequent offering periods. If a participant fails to remain as our employee or an employee of a designated subsidiary, or ceases to meet the ESPP eligibility requirements, she or he is deemed to have withdrawn from the ESPP.
Adjustments Upon Changes in Capitalization and Certain Transactions. Any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, payment of a stock dividend, or any other increase or decrease in the number of shares of Common Stock effected without the Company receiving consideration will proportionately adjust the:
1. number of shares of Common Stock covered by each ESPP option,
2. number of shares of Common Stock each participant may purchase in an offering period,
3. number of shares of Common Stock available for sale under the ESPP, and
4. price per share of Common Stock covered by each ESPP option.
Any other issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect the number or price of shares of Common Stock subject to an ESPP option.
In the event of a proposed dissolution or liquidation of the Company, an offering period will be shortened by setting a new purchase date, and terminated immediately prior to the consummation of the proposed dissolution or liquidation, unless the Administrator provides otherwise.
In the event of a merger or change of control of the Company, each outstanding option under the ESPP will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume, or substitute for, the option, any offering period then in progress under the ESPP is shortened by setting a new purchase date and terminated before the date of the proposed merger or change of control. The

Administrator will notify each participant in writing prior to the new purchase date that her or his option will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering period.
Amendment or Termination. The Administrator may, at any time and for any reason, terminate or amend the ESPP, except that no terminations can affect options previously granted, other than certain terminations specified in the ESPP. Without stockholder approval and without regard to whether any participant rights may be considered to have been adversely affected, the Administrator is entitled to:
1. change the offering periods,
2. limit the frequency and number of changes in the amount withheld during an offering period,
3. establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars,
4. permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections,
5. establish reasonable waiting and adjustment periods and accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock properly correspond with amounts withheld, and
6. establish such other limitations or procedures as the administrator determines, in its sole discretion, to be advisable and which are consistent with the ESPP.
In the event the Administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board may, in its discretion, without stockholder approval or the consent of any participant, and to the extent necessary or desirable, modify or amend the ESPP to reduce or eliminate such accounting consequence, including, without limitation, by (i) increasing the purchase price for any offering period, including an offering period underway at the time of Board action, (ii) shortening any offering period so that offering period ends on a new purchase date, including an offering period underway at the time of the Board action, and (iii) allocating shares.

NUMBER OF SHARES PURCHASED BY CERTAIN INDIVIDUALS AND GROUPS
Given that the number of shares that may be purchased under the ESPP is determined, in part, based on the Common Stock’s market value at the beginning and end of each offering period (or upon a purchase date within an offering period) and given that participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of shares of Common Stock that were purchased under the ESPP during fiscal year 2013 by our NEOs and by our employees who are not executive officers, as a group, and (b) the average per share purchase price paid for such shares by each such group.

	Employee Stock Purchase Plan Transactions 2013
	Number of Shares Purchased	Weighted Average Purchase Price
Mark Carrington(1)	463	$3.71
All executive officers as a group (6 persons)(1)(2)	463	$3.71
All employees, including officers who are not executive officers, as a group (1,032 persons)(3)	1,230,851	$3.94

(1)	No NEOs other than Mr. Carrington participated in the ESPP during 2013. Mr. Carrington resigned as an officer and employee in January 2013.

(2)	George Stromeyer joined the Company in June 2013.

(3)
There were 1,032 employees on December 31, 2013, of which 104 employees were not eligible because they were located in certain foreign countries. Harmonic suspended the ESPP in mid-2013 and did not have an offering period in the second half of the year, so no employees were eligible to participate in the ESPP offering period scheduled to commence on July 1, 2013.

TAX ASPECTS
The following brief summary of the effect of U.S. Federal income taxation upon a participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss such tax consequences with respect to a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, an employee will not have taxable income when the shares of Common Stock are purchased, but the employee generally will have taxable income when the employee sells or otherwise disposes of shares purchased under the ESPP.
Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable purchase date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares, on the date the shares are purchased, over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the purchase date. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FOUR
APPROVAL OF AMENDMENT TO HARMONIC’S 2002 DIRECTOR STOCK PLAN
The Company’s stockholders are being asked to approve a 350,000 share increase in the number of shares of Common Stock reserved for issuance under the 2002 Director Stock Plan (the “2002 Plan”).
Proposed Amendment
We are seeking stockholder approval to increase the number of shares of Common Stock issuable under the 2002 Plan by 350,000 shares. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are present in person or by proxy and entitled to vote at our 2014 Annual Meeting.
Our Company’s non-employee directors have an interest in this proposal as they may receive stock options or restricted stock units under the terms of the 2002 Plan.

SUMMARY OF THE 2002 PLAN
The following is a summary of the principal features of the 2002 Plan, and its operation. This summary is qualified in its entirety by reference to the 2002 Plan.
Purposes
The purposes of the 2002 Plan are to attract the best available persons for service as non-employee directors of our Company and to encourage their continued service on our Board of Directors.
Term of Plan
The 2002 Plan will expire on May 14, 2018.
Eligibility
Only non-employee directors are eligible to receive awards under the 2002 Plan. Currently, our Board of Directors consists of seven directors, of whom six are non-employee directors. Mr. Harshman, our current President and Chief Executive Officer, is not eligible to receive awards under the 2002 Plan.
Shares Subject to the Plan
Currently, the maximum aggregate number of shares which may be granted, either as stock options or restricted stock units, and sold under the 2002 Plan is 1,650,000 shares. As of June 2, 2014, 14,111 shares of Common Stock remain available for grant under the 2002 Plan. If this proposal is approved by our stockholders, an additional 350,000 shares will become available to be awarded under the 2002 Plan. The shares may be authorized, but unissued, or reacquired shares of Common Stock.
Share Counting Provisions
Each award of restricted stock units will count against the 2002 Plan share reserve as 1.5 shares for every unit granted. Conversely, any forfeitures of unvested restricted stock units will result in a credit to the 2002 Plan reserve of 1.5 shares for every unit forfeited. Each award of an option will debit the 2002 Plan reserve 1.0 share for every share subject to the option, and each forfeiture of unvested shares subject to an option will result in a credit to the 2002 Plan reserve of 1.0 share for every share forfeited.
No Repricing
No option granted under the 2002 Plan may be repriced without stockholder approval, including by means of an exchange for another award.
Administration
The 2002 Plan provides for grants of awards to be made in three ways:

1. Initial Grants. Each new non-employee director who joins the Board (excluding a former employee director who ceases to be an employee, but who remains a director) is entitled to receive stock options or restricted stock units, or a mix thereof, on the date that the individual is first appointed or elected to the Board, as determined by the Board in its sole discretion. An employee director who ceases to be an employee director, but who remains a director, will not receive this initial award.
2. Ongoing Grants. Each non-employee director who has served on the Board for at least six months, as of the date of grant, will receive an annual grant of stock options or restricted stock units, or a mix thereof, as determined by the Board in its sole discretion.
3. Discretionary Grants. The Board may make discretionary grants of stock options or restricted stock units (or a combination of options and restricted stock units) to any non-employee director.
Terms of Awards
Each award of restricted stock units or stock options is evidenced by a written agreement between us and the applicable non-employee director in such form, and subject to such terms and conditions, including vesting provisions, as the Board shall approve. Options are subject to the following terms and conditions:

1. Option Term. The term of options may not exceed seven years.
2. Exercise Price. The exercise price per share may not be less than 100% of the fair market value per share of the Common Stock on the grant date.
3. Termination of Continuous Status as Director. If a non-employee director’s status as a director terminates, all of their vested options expire upon the earlier of the options’ original maximum term or three years following such termination of employment.
4. Nontransferability of Options. Options granted under the 2002 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised, during the non-employee director’s lifetime, only by the non-employee director.
Terms of 2015 Awards
If this Proposal Four is approved by our stockholders, the Board expects to make equity awards with a value of approximately $110,000 to each incumbent non-employee director in 2015. The precise timing of these awards has not yet been determined.
Adjustments upon Changes in Capitalization, Dissolution, Merger or Change-in-Control
In the event of a stock split, reverse stock split, stock dividend, or any combination or reclassification of the Common Stock, or other similar change in our capital structure effected without receipt of consideration by us, proportionate adjustments will be made to the number of shares covered by each outstanding award, the number of shares authorized for issuance that remain available to be granted under the 2002 Plan, and the exercise price of each outstanding stock option. For this purpose, any conversion of convertible securities is not considered effected without our receiving consideration.
In the event of a proposed dissolution or liquidation of the Company, any unexercised options and unvested restricted stock units will terminate prior to the consummation of such proposed action.
If a successor corporation assumes or substitutes the options under the 2002 Plan as a result of a merger of the Company with or into another corporation or a change-in-control of the Company, as defined in the 2002 Plan (a “Change-in-Control”), such options will remain exercisable in accordance with the 2002 Plan. In the event of a Change-in-Control, all options and restricted stock units held by non-employee directors immediately become fully vested.
Amendment and Termination of the 2002 Plan
The Board may at any time amend, alter, suspend, or discontinue the 2002 Plan to the extent such actions do not impair the rights of any recipient of awards under the 2002 Plan, unless he or she consents. To the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company must obtain stockholder approval of any 2002 Plan amendment in the manner or to the degree required.
Certain Federal Income Tax Information
Stock Options. Options granted under the 2002 Plan are nonstatutory options and do not qualify as incentive stock options under Section 422 of the Code. An optionee will not recognize any taxable income at the time of grant of a nonstatutory option.

However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. Because the optionee is a director and therefore subject to Section 16 of the Exchange Act, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election under Section 83(b) of the Code. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option.
Restricted Stock Units. A participant will not have taxable income upon grant of a restricted stock unit. Instead, he or she will recognize ordinary income at the time of settlement equal to the fair market value of the delivered shares. The Company will be entitled to a tax deduction in the amount and at the time that the non-employee director recognizes ordinary income with respect to shares acquired upon settlement of a restricted stock unit.
The foregoing summary of the federal income tax consequences of the 2002 Plan transactions is based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be complete and does not describe foreign, state, or local tax consequences.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2002 DIRECTOR STOCK PLAN.

PROPOSAL FIVE
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2014. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 1989, and has provided certain tax and other audit-related services to the Company. PricewaterhouseCoopers LLP has rotated Harmonic’s audit partners in compliance with current SEC regulations.
Stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP, as the Audit Committee has the responsibility for selecting an independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on the ratification of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2013 and 2012 were as follows:

	2013	2012
	(In thousands)
Audit Fees	$1,814	$1,825
Audit-Related Fees	—	—
Tax Fees	187	582
All Other Fees	11	13
Total	$2,012	$2,420

Audit Fees
These amounts represent fees billed for professional services rendered for the audit of our consolidated financial statements and review of interim statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.
Tax Fees
These amounts represent fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal, state and international tax compliance, customs and duties and international tax planning.
All Other Fees
These amounts represent services rendered for preparation of foreign employee tax returns and for a subscription to a software research tool developed by PwC.
Consistent with its charter, the Audit Committee pre-approves all audit and non-audit services from our independent registered public accounting firm and did so in 2013. Pre-approval authority may be delegated by the Audit Committee to the Chairman of the Audit Committee.
The Audit Committee has considered whether the services provided by PwC are compatible with maintaining the independence of PwC and has concluded that the independence of PwC is maintained and is not compromised by the non-audit services provided.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
In accordance with a written charter adopted by Harmonic’s Board of Directors and posted on the Company’s website at www.harmonicinc.com, the Audit Committee of the Board of Directors serves as the representative of the Board of Directors for general oversight of the quality and integrity of the Company’s financial accounting and reporting process, system of internal control over financial reporting, audit process, and process for monitoring compliance with related laws and regulations. The Audit Committee engages the Company’s independent registered public accounting firm and approves the scope of both audit and non-audit services. Harmonic’s management has primary responsibility for preparing financial statements and the financial reporting process.
PricewaterhouseCoopers LLP, Harmonic’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards set by the Public Company Accounting Oversight Board (“PCAOB”) and to issue reports thereon.
The Audit Committee has:
1. Reviewed and discussed the audited consolidated financial statements and certifications thereof with Company management and PricewaterhouseCoopers LLP and management has represented to the Audit Committee that Harmonic’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States;
2. Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the PCAOB in Rule 3200T, including discussion of the quality and acceptability of Harmonic’s financial reporting process and controls; and
3. Received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, discussed with PricewaterhouseCoopers LLP its independence, and considered whether the provision of the non-audit services described above was compatible with maintaining their independence.
The Audit Committee meets regularly with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s adherence to applicable accounting principles and practices.
In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of Harmonic’s management, which has primary responsibility for preparing financial statements and the financial reporting process, and the independent registered public accounting firm, which, in their report, expresses an opinion on the conformity of Harmonic’s annual consolidated financial statements to accounting principles generally accepted in the United States and of the Company’s internal control over financial reporting in accordance with the standards set by the PCAOB. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements of Harmonic for the three years ended December 31, 2013 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
The Audit Committee
Harold Covert
William Reddersen
Susan G. Swenson

EXECUTIVE OFFICERS
The following sets forth certain information regarding the executive officers of Harmonic as of June 1, 2014.

Name	Age	Position
Patrick J. Harshman	49	President & Chief Executive Officer
Carolyn V. Aver	55	Chief Financial Officer
Charles J. Bonasera	56	Senior Vice President, Operations
Neven Haltmayer	49	Senior Vice President, Research and Development
George Stromeyer	56	Senior Vice President, Worldwide Sales
Patrick J. Harshman joined Harmonic in 1993 and was appointed President and Chief Executive Officer in May 2006. Prior to 2006, he held several executive leadership positions for Harmonic, including management of marketing, international sales, product management, and research and development functions. Mr. Harshman earned a Ph.D. in Electrical Engineering from the University of California, Berkeley, and completed an Executive Management Program at Stanford University. We believe that Mr. Harshman’s qualifications to serve on our Board include his many years of industry experience and extensive customer relationships, his management and operational experience, and his strong background in driving Harmonic’s market-leading broadband and video technologies.
Carolyn V. Aver joined Harmonic in June 2010 as Chief Financial Officer. From 2007 to May 2010, she provided financial consulting services to a number of companies, including as the interim Chief Financial Officer of Axiom Legal, a global legal staffing firm. From 2002 to October 2007, when it was acquired by Oracle Corporation, she served as the Executive Vice President and Chief Financial Officer of Agile Software Corporation. From 1998 to 2000, Ms. Aver was the Chief Financial Officer of USWeb/CKS, until its merger with Whitman-Hart. She was the Chief Financial Officer of BackWeb from 1997 to 1998 and the Chief Financial Officer of ParcPlace-Digitalk from 1993 to 1997. From 1984 to 1993, Ms. Aver held various financial management roles, including the Vice President of Finance and Chief Financial Officer at Autodesk. Ms. Aver began her career with Arthur Young & Company (now Ernst & Young), and earned her CPA in 1986. She obtained a B.S. in Accounting from California State University East Bay.
Charles J. Bonasera joined Harmonic in 2006 as Vice President, Operations and Quality. He became a Senior Vice President in March 2011. From 2005 to 2006, Mr. Bonasera was Senior Director, Global Sourcing, at Solectron Corporation, a global provider of electronics manufacturing services and supply chain solutions. From 1999 to 2005, Mr. Bonasera held various key positions in outsourcing strategies, commodity management, supply management and supply chain development at Sun Microsystems, Inc.
Neven Haltmayer joined Harmonic in 2002, and was appointed Vice President, Research and Development, in 2005. He became Senior Vice President, Research and Development, in March 2011. Prior to that appointment, Mr. Haltmayer was Director of Engineering of Compression Systems and managed the development of Harmonic’s MPEG-2 and MPEG-4 AVC/H.264 encoder and Electra product lines. Between 2001 and 2002, Mr. Haltmayer held various key positions, including Vice President of Engineering, and was responsible for system integration and development of set top box middleware and interactive applications, while at Canal Plus Technologies. Mr. Haltmayer holds a Bachelor’s degree in Electrical Engineering from the University of Zagreb, Croatia.
George Stromeyer joined Harmonic in June 2013 as Senior Vice President, Worldwide Sales. From January 2008 to May 2013, he was an executive with Cisco Systems, Inc., initially as Vice President, Cable, Digital Media and IPTV, SP Europe, and most recently as Vice President, Worldwide Security Sales. Prior to joining Cisco, Mr. Stromeyer was with Scientific-Atlanta, which was acquired by Cisco in 2006, from 1996 to 2008, initially as Vice President, Managing Director Latin America, and most recently as Vice President and Managing Director, EMEA. Before his time at Scientific-Atlanta, he had several management positions with Raychem Corporation from 1986 to 1996, culminating in his serving as European General Manager, PolySwitch Division. Mr. Stromeyer has a BS in Mechanical Engineering from Cornell University and a MBA from the Amos Tuck School of Business at Dartmouth.

COMPENSATION DISCUSSION AND ANALYSIS
Role of the Compensation and Equity Ownership Committee

The Compensation and Equity Ownership Committee (“Compensation Committee”) of Harmonic’s Board of Directors is responsible for approval of the Company’s executive compensation policies, compensation paid to executive officers, and administration of the Company’s equity ownership plans. The Compensation Committee currently consists of Messrs. Kvamme, Gallagher and Reddersen and Ms. Reaugh, none of whom is an employee of the Company, and each of whom is independent under applicable NASDAQ listing standards and for the purposes of Section 162(m) of the Code and Section 16 of the Securities and Exchange Act of 1934, as amended (the “’34 Act”). The charter of the Compensation Committee was adopted by the Board of Directors, and is posted on Harmonic’s website at www.harmonicinc.com.

The Compensation Committee has retained the services of Meyercord Associates (“Meyercord”), an independent compensation consulting firm, to assist the Compensation Committee in the evaluation of appropriate cash and equity compensation for executive management. Meyercord provides no other services to the Company, other than essentially the same services with respect to Board compensation. Meyercord makes recommendations to the Compensation Committee on the design and implementation of compensation plans, assists in determining the appropriate number of shares to be used for equity awards granted under the Company’s equity plans, reviews data and recommendations provided by management, and also reviews specific compensation proposals for each of the Company’s executive officers named in the Summary Compensation Table in the Company’s Proxy Statement for the applicable year (each, an “NEO”). Meyercord attends all or part of certain Compensation Committee meetings, as requested by the Compensation Committee.
Role of Management
Harmonic’s CEO, assisted by our Senior Vice President of Human Resources, works with the Compensation Committee to establish meeting agendas. The CEO makes recommendations to the Compensation Committee with respect to the compensation of other members of executive management and the design and implementation of incentive compensation programs for NEOs. For 2013 executive compensation, these recommendations were developed with the assistance of Meyercord. The Compensation Committee considers the recommendations of management, but is not bound by such recommendations. The CEO does not make recommendations to the Compensation Committee with respect to his own compensation and is not present at any portion of Compensation Committee meetings when his compensation is discussed or when the Compensation Committee elects to meet in executive session. In 2014, the Compensation Committee considered and assessed all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the ’34 Act, that could give rise to a potential conflict of interest with respect to Meyercord’s work. Based on this review, we are not aware of any conflict of interest that has been raised by work performed by Meyercord.
Compensation Philosophy and Programs
The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for our executive compensation program:

•	provide a competitive total compensation package to attract, retain and motivate executives who must operate in a demanding and rapidly changing business environment;

•
relate total compensation for each executive, consisting of base salary, annual cash bonus and equity awards, to overall company performance and, in the case of base salary and equity awards, to individual performance;

•	tie annual cash bonus compensation to the Company’s achievement of objective performance parameters;

•
reflect competitive market requirements and strategic business needs in determining the appropriate mix of cash and non-cash compensation and short-term (base salary and annual cash bonus) and long-term compensation (equity awards);

•	put at risk a significant portion of each executive’s total target compensation, with the intent to reward superior performance by the Company; and

•	align the interests of our executives with those of our stockholders.
At our 2013 Annual Meeting of Stockholders, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay vote.” Our stockholders approved the compensation of our NEOs, with over 94% of stockholder votes cast voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2013, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial goals and in support of enhancing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our executive compensation programs, with an emphasis on delivering long-term and short-

term incentive compensation that rewards our executives commensurate with the value they deliver to our stockholders.
Management of Risk Arising from Incentive Compensation Policies
The Compensation Committee has considered whether the Company’s overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Committee believes that our incentive plans are typical for our industry and market competitive, and that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. Several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long-term and short-term compensation incentives that we believe are properly weighted, the uniformity of compensation policies across the Company, caps on payments from the plans and the use of our business plan, which the Compensation Committee regards as setting an appropriate level of risk for the Company, as a baseline for our incentive bonus plan targets. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to inappropriate transactions in exchange for short-term compensation benefits.
Elements of Compensation
In order to achieve the above goals, our total compensation packages include base salary and annual bonus paid in cash, as well as long-term equity compensation in the form of stock options or restricted stock units, or a combination of each. We also make available benefit plans to our executive officers which are generally provided to all regular full-time employees of Harmonic. We believe that appropriately balancing the total compensation package and ensuring the incentive effect of a significant portion of the package is necessary in order to provide market-competitive compensation. We focus on ensuring that the balance of the various components of our compensation program is optimized to motivate executives to improve our results on a cost-effective basis. The factors which are used to determine individual compensation packages are generally similar for each NEO, including our CEO.
In order to assess our compensation competitiveness against peer companies in 2013, management recommended a compensation peer group, which included approximately 14 companies. These peer companies were selected from the telecommunications and video services technology industries based principally on revenue and market capitalization data that placed Harmonic approximately in the middle of the range, as well as on such companies' proximity to Silicon Valley, which is the location of the Company’s headquarters.
The Compensation Committee then asked Meyercord to review management’s recommendations as to an appropriate compensation peer group for Harmonic. Meyercord selected the final peer group companies based principally on revenue and market capitalization data, and the compensation peer group included many technology companies in the Company’s immediate geographic area with whom the Company competes for executive talent. These peer group recommendations from management and Meyercord were reviewed and discussed by the Compensation Committee, and a final list, as shown below, was approved by the Compensation Committee. Data prepared by Meyercord for the compensation peer group was used by management in formulating recommendations to the Compensation Committee for 2013 cash and equity compensation. Information from Meyercord was also used in formulating the CEO’s recommendations to the Compensation Committee with respect to the design and implementation of compensation packages and for specific proposals related to the individual elements and total compensation packages for other NEOs, as well as for other employees.
The approved peer group for 2013 consisted of the following companies:

Arris Group	Infinera
Aruba Networks	Netgear
Cadence Design Systems	Plantronics
Coherent	SeaChange International
Electronics for Imaging	Sonus Networks
Extreme Networks	Synaptics
Finisar	TIVO
Base Salary
Base salaries for NEOs, including that of the CEO, are set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. The aggregate value of our total cash compensation (base salary and targeted bonus) for NEOs is generally set at approximately the 50th percentile of executive compensation of the compensation peer group, with the intent that superior performance under incentive bonus plans would enable the executive to elevate total cash compensation to levels that are above the average of comparable companies.
Following a review with Meyercord of the above factors and the data regarding the compensation peer group, the Compensation Committee decided that action to increase base salaries was appropriate in 2013, primarily because the Compensation Committee determined that the base salaries for the NEOs were not competitive. Further, Patrick J. Harshman, the Company’s President and Chief Executive Officer, had not received an increase in base salary since 2008. The base salary increase for each of the NEOs, effective February 4, 2013, was as follows: (1) Patrick J. Harshman - $450,000 to $500,000; (2) Carolyn A. Aver, Chief Financial Officer - $338,000 to $365,000; (3) Charles Bonasera, Senior Vice President, Operations - $260,000 to $275,000; and (4) Neven Haltmayer, Senior Vice President, Research and Development - $275,000 to $300,000. George Stromeyer, Senior Vice President, Worldwide Sales, did not join Harmonic until June 2013 and was therefore not included in the Compensation Committee’s NEO salary review at the outset of 2013. Mr. Stromeyer’s base salary and total compensation package was determined after reviewing a combination of factors, including market data for comparable positions in the Radford database, market data provided by the search firm that recruited Mr. Stromeyer, and the compensation of the Company’s executive management team.
After these adjustments, based on the base salary information available for the 2013 compensation peer group, Mr. Harshman’s base salary was slightly above the 25 th percentile for the peer group, Ms. Aver’s base salary was slightly above the 60 th percentile for the peer group, Mr. Bonasera’s base salary was slightly below the 50 th percentile for the peer group, and Mr. Haltmayer’s base salary was at the 50 th percentile for the peer group. Base salaries for NEOs, including Mr. Stromeyer’s base salary, are disclosed in the Summary Compensation Table on page 30 of this Proxy Statement.
No changes have been made to executive cash compensation for 2014, but the Compensation Committee is reviewing the compensation peer group with Meyercord and may make changes to the compensation peer group and NEO base salary, incentive bonus and total cash compensation benchmarking later in 2014.
Incentive Bonus Plan
The Company’s annual incentive bonus plan in which NEOs participate reflects the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the Company achieving performance targets, thereby introducing a significant element of “pay for performance” and appropriate incentives to produce superior results.
For 2013, the Compensation Committee approved an incentive bonus plan in which 25% of the target bonus for a plan participant (including each NEO) was tied to a revenue target, 25% was tied to a non-GAAP gross margin target, 25% was tied to a non-GAAP operating margin target, and 25% of the plan participant’s target bonus was tied to the achievement of certain strategic objectives. The strategic objectives included product and feature development milestones, new product launch targets and revenue objectives for such new products, and objectives tied to new customer acquisitions. The Compensation Committee approved these bonus plan components to focus the NEOs and other incentive plan participants on revenue growth, improved profitability and product and go-to-market initiatives. Mr. Stromeyer, who joined the Company in June 2013, also participated in the incentive bonus plan, and a portion of his target bonus for 2013 was guaranteed under the terms of his offer letter.
In addition, the 2013 incentive bonus plan had minimum thresholds that had to be met in order for any payout to be made (other than with respect to the strategic objectives component), and a cap of 200% of target bonus for any participant, including NEOs.
For 2013, the Compensation Committee approved the following targets for the incentive plan:

	Revenue (millions)	Non-GAAP Gross Margin (%)	Non-GAAP Operating Margin (%)	Strategic Objectives
Threshold	$450	49.5	4.0	N/A
Target	$500	51.8	8.0	N/A
Maximum	$530	54.0	10.0	N/A
For performance between these levels, bonus payouts would be determined by straight line interpolation. No payments would be made under any of the revenue, gross margin or operating margin components of the 2013 incentive plan if the threshold target for any such component was not achieved, and in any case, no payments would be made under any such component if the threshold non-GAAP operating margin was not achieved.
The Compensation Committee believed that the 2013 bonus targets were challenging, but achievable, based on their review of the Company’s operating plan for 2013, their experience with respect to the Company’s historical performance and the business and industry outlook. In 2013, the Company exceeded the minimum threshold for the revenue, gross margin and operating margin components of the incentive bonus plan, and also achieved a portion of some of the strategic objectives set forth in the plan. As a result, the incentive pool was funded at 66% of the aggregate targeted amount. Bonus payments from the 2013 incentive plan were approved by the Compensation Committee in February 2014, and made to executive officer participants in February 2014, as disclosed in the Summary Compensation Table on page 30 of this Proxy Statement. All bonus amounts paid to NEOs with respect to 2013 were paid pursuant to the 2013 incentive bonus plan, with the exception of Mr. Stromeyer, who also received a signing bonus upon his commencement of employment with the Company.
Equity Compensation Plans
The Compensation Committee believes that equity compensation plans are an essential tool to link the long-term interests of stockholders and employees, especially the Chief Executive Officer and executive management, and serve to motivate employees, and particularly executive management, to make decisions that will, in the long run, deliver the best returns to stockholders, thus rewarding excellent long-term performance. Since 2010, stock options and restricted stock units (“RSUs”) have been granted to executive management, including NEOs, when they join the Company, and on an annual basis thereafter.
Initial and annual stock option and RSU awards to executives have generally vested over four years. Beginning in 2012, the Company introduced three year vesting for initial RSU awards to new executive hires, while annual equity awards to existing executives continued to have four year vesting periods. Beginning in 2013, the Compensation Committee significantly reduced the size of annual RSU awards to executives in order to weight executive equity compensation more towards stock option grants, and to reduce equity dilution from RSU awards. The Company also introduced two year vesting for annual executive RSU grants, and annual stock option awards continued to have four year vesting.
Stock options are granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The size of an initial equity award grant is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance, potential contributions, and, to a lesser extent, the vesting status of previous awards. This approach is designed to align optionees’, including NEOs’, interests with stockholders’ interests over the long term, as no benefit is realized from the grant unless the price of the Company’s common stock has increased over the number of years that the award vests. The Compensation Committee considers any such price increase to be tied to positive performance of the Company. The Compensation Committee therefore considers stock options to be the appropriate form of “performance-based” equity awards for the Company’s executives and NEOs, and has weighted executive and NEO equity compensation significantly more towards stock option grants.
The Compensation Committee awarded stock options to most employees, including NEOs, on an annual basis until 2009, when, with respect to non-executive employees, the widespread use of stock options was replaced by restricted stock units. In prior years, the total pool of annual grants to be made to all employees, including NEOs, was determined principally by reference to guidelines published by shareholder advisory firms such as Institutional Shareholder Services and, in part, to historic practice. The guidelines generally refer to metrics such as total annual awards as a percentage of shares outstanding and total outstanding awards as a percentage of fully diluted shares. Historically, the Compensation Committee has set the total pool of equity awards to result in the Company’s use of equity awards being substantially lower than the guideline amounts.
Executive officers are also eligible to participate in the Company’s 2002 Employee Stock Purchase Plan (ESPP). The ESPP is available on a broad basis to the Company’s employees. The ESPP allows eligible employees to purchase the Company’s common stock at a price equal to 85% of the lower of the fair market value at the beginning of a six month offering period or the fair market value at the end of the offering period, with the purchase amount limited to the lesser of 10% of eligible compensation or 3,000 shares per offering period, or as otherwise limited by applicable IRS regulations.
Financial Accounting Standards Codification Topic 718 of the Financial Accounting Standards Board (“FASC Topic 718”) requires the Company to record a charge to earnings for equity compensation. However, the Compensation Committee believes that the Company should continue to operate its equity compensation plans in spite of the significant non-cash charges incurred by the Company as a result of the application of FASC Topic 718. The Compensation Committee continues to monitor the impact of the accounting standard on Harmonic’s earnings, changes in the design and operation of equity compensation plans by other companies, particularly those with whom the Company competes locally for employees, and the attitude of financial analysts and investors towards these significant and potentially volatile non-cash charges. In 2011, 2012 and 2013, most employees who received equity awards, other than NEOs, received them in the form of RSUs. Beginning in 2012, new equity awards vested over three, rather than four years, and the amount of the awards were proportionally decreased from the amount that would have been granted with four year vesting. In 2013, the Company introduced two year vesting for annual employee RSU awards, and the amount of the awards were also decreased. These practices generally result in lower and more predictable accounting charges.
The Compensation Committee continues to believe that broad-based equity plans reward long-term performance and remain an essential element of a competitive compensation package, as such plans are offered currently by most public and private technology companies in Silicon Valley with whom the Company competes for both executive and non-executive employees. Approximately 95% of eligible employees currently hold stock options and/or restricted stock units, and approximately 66% of eligible employees are currently participating in the Company’s ESPP.
Equity Compensation Grant Practice
The Compensation Committee approves all stock option and RSU grants, except for certain grants made to non-executive employees in the ordinary course of business, for which it has delegated authority to the CEO, within parameters approved in advance by the Compensation Committee, pursuant to an Employee Equity Issuance Policy. The Compensation Committee reviews all grants made pursuant to the Employee Equity Issuance Policy. Initial hire grants of stock options that are within the CEO’s approved range are made on the first Friday following the employee’s start date, initial hire grants of RSUs are made on the second Friday of each month, and any other grants made by the CEO pursuant to authority granted by the Compensation Committee are made on the Friday of the week of such grant. Stock options are granted at 100% of the closing price of our stock on the NASDAQ Global Select Market on the date of grant.
Initial hire grants that are for executives reporting to the CEO or grants which are above the CEO’s approved range are approved by the Compensation Committee, with the grant date being the day of approval by the Compensation Committee and, if in the form of a stock option, the exercise price being the closing price of the stock on the NASDAQ Global Select Market on that date. The initial grants are effective as of the date of grant, with vesting generally beginning on the date of commencement of employment. Annual grants are usually made in the first half of the year, and, in 2013, these grants were made in February. This timing enables management and the Compensation Committee to consider performance by both the Company and the individual and balance it against our expectations for the current year.
We do not time the granting of stock options or RSUs with any favorable or unfavorable news released by the Company. The timing of initial grants is driven by the date of hire of our new employees. The Board of Directors and Compensation Committee meeting schedules, for review and approval of annual grants, are usually established several months in advance for the calendar year. Proximity of any awards to an earnings announcement or other market events is coincidental.
Retirement Benefits
The Company does not provide pension benefits or deferred compensation plans to any of its employees, including NEOs, other than a 401(k) deferred compensation plan which is open to all regular, full-time U.S. employees. The Company suspended matching contributions to the 401(k) plan in 2010, 2011 and 2012, but reinstated its matching contribution policy, of up to $1000 a year for each participant, for 2013. The Compensation Committee reviews regularly the performance of, and changes to, the 401(k) plan.
Change-of-Control Agreements
The Company does not have employment agreements with any of its present NEOs. However, as a historical practice, it has generally provided change of control severance agreements to its NEOs. These agreements are designed to incentivize continuing service to the Company by NEOs in the event that the Company may be in discussions regarding strategic transactions and to provide short-term benefits in the event that a NEO’s position is eliminated or responsibilities or compensation are reduced following a change of control.
Under the terms of the respective NEO’s change of control severance agreement, in the event of termination of the NEO other than for cause (as defined in the relevant change of control severance agreement) within 18 months following a change in control of the Company, the NEO will be entitled to certain payments. Mr. Harshman, the Company’s President and Chief Executive Officer, will receive a lump-sum payment of twice his annual salary, an amount equal to twice the greater of 50% of his then annual target bonus or the average of the actual bonus paid to him in each of the two prior years, and a continuation of his health, dental, and life insurance benefits for up to one year after the change of control. The other NEOs will receive a lump-sum payment of one year’s salary, an amount equal to the greater of 50% of the NEO’s then annual target bonus or the average of the actual bonus paid to the NEO in each of the two prior years, and a continuation of the NEO’s health, dental and life insurance benefits for up to one year after the change of control. These agreements also provide for out-placement assistance and the full acceleration of unvested stock options and any restricted stock awards held by the respective NEO in the event of such termination, subject to certain limitations.
Other Compensation
Other elements of executive compensation include life and long-term disability insurance and health benefits. These benefits are available to all regular, full-time U.S. employees of the Company on the same basis, and similar benefits are provided to most employees in other countries. Management periodically reviews the level of benefits provided to all employees and adjusts those levels as appropriate. Company payments for NEOs pursuant to these other elements of compensation in 2011, 2012 and 2013 are included in the “All Other Compensation” column in the Summary Compensation Table on page 30 of this Proxy Statement.
Approvals
In March 2013, the Compensation Committee approved the 2013 cash incentive compensation for all NEOs. Equity compensation awards for NEOs, and salary increases for NEOs, were also approved by the Compensation Committee in March 2013. The Company’s CEO was not present during the portion of the meetings during which his compensation was discussed and approved.
Stock Ownership Guidelines
The Company currently has no stock ownership guidelines for its NEOs.
Financial Restatements
The Company has never restated its financial statements and does not have an established practice regarding the adjustment of bonus payments if the performance measures on which they were based are restated in a manner that would change the amount of an award.
Section 162(m)
We have considered the potential future effects of Section 162(m) of the Code on the compensation paid to our NEOs. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer, the Chief Financial Officer or the three other most highly compensated executive officers, unless such compensation is “performance-based” under Section 162(m). For 2013, no executive officer received compensation subject to Section 162(m) in excess of $1.0 million. We have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

Report of the Compensation and Equity Ownership Committee of the Board of Directors on Executive Compensation
The Compensation and Equity Ownership Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation and Equity Ownership Committee

E. Floyd Kvamme
Patrick Gallagher
Mitzi Reaugh
William Reddersen

The information contained above under the captions “Report of the Audit Committee of the Board of Directors” and “Report of the Compensation and Equity Ownership Committee of the Board of Directors on Executive Compensation” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference to such filing.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following Summary Compensation Table sets forth summary information concerning the compensation earned by our Named Executive Officers (“NEOs”), including Patrick J. Harshman, our President and Chief Executive Officer, Carolyn V. Aver, our Chief Financial Officer, and the three most highly compensated executive officers of the Company in 2013, in each case for services to our Company, in all capacities, during the fiscal years ended December 31, 2013, 2012 and 2011.

Name & Principal Position	Year	Salary	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other(4)	Total
Patrick J. Harshman,	2013	$494,231	$317,900	$826,782	$403,180	53,982	$2,096,075
President & Chief	2012	450,000	675,400	647,196	56,970	23,441	1,853,007
Executive Officer	2011	450,000	775,200	701,424	190,980	20,185	2,137,789
Carolyn V. Aver,	2013	361,885	158,950	338,229	147,425	25,535	1,032,024
Chief Financial Officer	2012	335,700	337,700	264,762	26,164	16,830	981,156
	2011	325,000	387,600	366,192	84,880	14,112	1,177,784
Charles Bonasera,	2013	273,269	115,600	244,277	108,487	43,513	785,146
Senior Vice President,	2012	258,231	245,600	191,217	19,623	20,213	734,884
Operations	2011	250,000	290,700	274,644	63,660	13,209	892,213
Neven Haltmayer,	2013	297,115	130,050	300,648	112,010	23,682	863,505
Senior Vice President,	2012	270,577	276,300	235,344	20,573	30,048	832,842
Research & Development	2011	250,000	314,925	297,531	63,660	17,487	943,603
George Stromeyer (1)	2013	153,365	367,800	257,840	29,341	86,202(5)	894,548
Senior Vice President,
Worldwide Sales

(1)	Mr. Stromeyer joined the Company as its Senior Vice President, Worldwide Sales in June 2013.

(2)
The amounts in this column represent the fair value of the restricted stock unit award or option award, as applicable, on the grant date, computed in accordance with applicable accounting standards, and do not reflect actual amounts paid to or received by any officer. The grant date fair market value of the restricted stock units is based on the closing market price of the common stock on the date of grant. The grant date fair market value of the option awards is calculated using the Black-Scholes valuation model and the assumptions described in footnote (5) on page 31 of this Proxy Statement.

(3)	The amounts in this column represent payments made in February 2014, 2013 and 2012 under our 2013, 2012, and 2011 incentive bonus plans, respectively.

(4)
The amounts in this column represent group life insurance premiums, employer paid medical and dental plan premiums, and reimbursement of certain medical costs under two supplemental plans that terminated at the end of 2011. For 2013, other than for Mr. Stromeyer, the amounts also include a one-time payout of accrued paid time off in April 2013 in connection with the Company eliminating its paid time off policy for exempt U.S. employees.

(5)	Pursuant to the terms of his offer letter, Mr. Stromeyer received a sign-on bonus of $75,000 upon the commencement of his employment with the Company in June 2013.

GRANT OF PLAN-BASED AWARD
The following table summarizes certain information regarding non-equity and equity plan-based awards granted by Harmonic to the NEOs in 2013:

	Grant Date for Equity Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise Price of Option Awards(4)	Closing Price on Grant Date	Grant Date Fair Value of Option Awards(5)
Name		Threshold	Target	Maximum
Patrick J. Harshman	3/15/2013	$—	$625,000	$900,000	55,000	330,000	$5.78	$5.78	$826,782
Carolyn V. Aver	3/15/2013	—	226,300	416,000	27,500	135,000	5.78	5.78	338,229
Charles Bonasera	3/15/2013	—	165,000	312,000	20,000	97,500	5.78	5.78	244,277
Neven Haltmayer	3/15/2013	—	171,000	330,000	22,500	120,000	5.78	5.78	300,648
George Stromeyer	6/14/2013		160,417(6)	320,834(7)	60,000	100,000	6.13	6.13	257,840

(1)
The estimated future payouts under non-equity incentive plans refers to potential payouts under our 2013 incentive bonus plan. The goals for the 2013 incentive bonus plan were approved by the Compensation Committee in March 2013. The actual payout amounts for each executive officer in 2014 were reviewed and approved by the Compensation Committee and the Board of Directors in February 2014 upon availability of financial results for 2013, and are included in the Summary Compensation Table on page 30 of this Proxy Statement.

(2)
Restricted stock units granted to NEOs during 2013 vest 50% upon completion of 12 months of service and 25% per six month period thereafter, with the exception of the grant to Mr. Stromeyer, which vests 50% upon completion of 12 months of service and 50% upon completing the following 12 month service period.

(3)
Options granted to NEOs during 2013 expire 7 years from the date of grant and vest 25% upon completion of 12 months of service and 1/48 per month thereafter, with the exception of Mr. Stromeyer, whose options vests 33.33% upon completion of 12 months of service and 1/36 per month thereafter.

(4)	The exercise price for option grants is the fair market value of the Company’s stock on the date of grant.

(5)
This amount represents the fair value of the award on the grant date, and is determined according to applicable accounting standards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The option exercise price has not been deducted from these amounts. The actual value of the option will depend upon the market value of Harmonic’s common stock at the time the option is exercised. The grant date fair market value of the option awards is calculated using the Black-Scholes valuation model and is based on the following assumptions:

Assumptions	2013 Rate	2012 Rate
Average risk free interest rate	0.8%	0.9%
Average expected term (year)	4.70	4.70
Average expected volatility	51%	56%

(6)
Target payout amount prorated from Mr. Stromeyer's employment commencement date of June 3, 2013 to December 31, 2013. Pursuant to his offer letter, Mr. Stromeyer's payout was guaranteed at target, on a prorated basis, from his employment commencement date to September 30, 2013.

(7)	Maximum payout amount is prorated from Mr. Stromeyer's employment commencement date of June 3, 2013 to December 31, 2013.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2013
The following table summarizes equity awards outstanding as of December 31, 2013 for each of the NEOs. As the Company has not made any performance grants of option or stock awards, there are no columns in the table addressing equity incentive plan awards of performance grants.

Name	Vesting Commencement Date(1)	Number of Shares Not Vested		Value of Shares Not Vested(2)	Stock Options Outstanding	Number of Securities Underlying Unexercised Options (# Exercisable)(3)		Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price	Option Expiration Date
Patrick J. Harshman	1/20/2004				50,000	50,000		—	$9.29	1/20/2014
	4/1/2007				200,000	200,000		—	8.20	5/1/2014
	5/3/2005				48,674	48,674		—	5.86	5/3/2015
	4/1/2008				200,000	200,000		—	8.17	5/15/2015
	2/15/2009				195,000	195,000		—	5.63	2/24/2016
	2/15/2010				195,000	186,875	(20)	8,125	6.41	2/19/2017
	2/15/2011				160,000	113,333	(21)	46,667	9.69	3/4/2018
	2/15/2012				220,000	100,833	(22)	119,167	6.14	2/28/2019
	2/15/2013				330,000	—	(23)	330,000	5.78	3/15/2020
	2/15/2010	13,125	(4)	$96,863
	2/15/2011	30,000	(5)	221,400
	2/15/2012	68,750	(6)	507,375
	2/15/2013	55,000	(7)	405,900
Carolyn V. Aver	5/15/2010				220,000	192,500	(24)	27,500	$5.73	6/1/2017
	2/15/2011				80,000	56,666	(25)	23,334	9.69	3/4/2018
	2/15/2012				90,000	41,250	(26)	48,750	6.14	2/28/2019
	2/15/2013				135,000	—	(27)	135,000	5.78	3/15/2020
	5/15/2010	13,750	(8)	$101,475
	2/15/2011	15,000	(9)	110,700
	2/15/2012	34,375	(10)	253,688
	2/15/2013	27,500	(11)	202,950
Charles Bonasera	4/1/2007				21,703	21,703		—	$8.20	5/1/2014
	4/1/2008				100,000	100,000		—	8.17	5/15/2015
	2/15/2009				45,000	45,000		—	5.63	2/24/2016
	2/15/2010				78,000	74,750	(28)	3,250	6.41	2/19/2017
	2/15/2011				60,000	42,500	(29)	17,500	9.69	3/4/2018
	2/15/2012				65,000	29,791	(30)	35,209	6.14	2/28/2019
	2/15/2013				97,500	—	(31)	97,500	5.78	3/15/2020
	2/15/2010	5,250	(12)	$38,745
	2/15/2011	11,250	(13)	83,025
	2/15/2012	25,000	(14)	184,500
	2/15/2013	20,000	(15)	147,600
Neven Haltmayer	1/14/2004				8,000	8,000		—	$8.93	1/14/2014
	4/1/2007				70,000	70,000		—	8.20	5/1/2014
	4/1/2008				100,000	100,000		—	8.17	5/15/2015
	2/15/2009				78,000	78,000		—	5.63	2/24/2016
	2/15/2010				78,000	74,750	(28)	3,250	6.41	2/19/2017
	2/15/2011				65,000	46,041	(32)	18,959	9.69	3/4/2018

	2/15/2012				80,000	36,666	(33)	43,334	6.14	2/28/2019
	2/15/2013				120,000	—	(34)	120,000	5.78	3/15/2020
	2/15/2010	5,250	(12)	$38,745
	2/15/2011	12,186	(16)	89,933
	2/15/2012	28,125	(17)	207,563
	2/15/2013	22,500	(18)	166,050
George Stromeyer	6/3/2013				100,000	—	(35)	100,000	$6.13	6/14/2020
	6/3/2013	60,000	(19)	$442,800

(1)
Under our Stock Plan, our restricted stock unit awards have generally vested 25% upon completion of 12 months service and 1/8 per six month period thereafter, contingent upon continued employment. In 2013, a two-year vesting schedule was introduced, with 50% vesting upon completion of 12 months of service and 1/4 vesting per six month period thereafter, contingent upon continued employment. Exceptions to this vesting are identified in footnote (19) below.

(2)	The value of the shares not vested is the number of shares multiplied by $7.38, the closing price of the Company’s stock on December 31, 2013.

(3)
Under our Stock Plan, these options vest 25% upon completion of 12 months service and 1/48 per month thereafter and expire after seven years or ten years from date of grant, contingent upon continued employment.

(4)	As of December 31, 2013, 91,875 shares subject to this restricted stock unit award were vested, and 13,125 shares will vest on February 15, 2014.

(5)
As of December 31, 2013, 50,000 shares subject to this restricted stock unit award were vested, 10,000 shares will vest on February 15, 2014, and an additional 10,000 shares will vest at six month intervals thereafter until all shares are vested.

(6)
As of December 31, 2013, 41,250 shares subject to this restricted stock unit award were vested, 13,750 shares will vest on February 15, 2014, and an additional 13,750 shares will vest at six-month intervals thereafter until all shares are vested.

(7)
As of December 31, 2013, no shares subject to this restricted stock unit award were vested, 27,500 shares will vest on February 15, 2014, and 13,750 shares will vest at six-month intervals thereafter until all shares are vested.

(8)	As of December 31, 2013, 96,250 shares subject to this restricted stock unit award were vested and 13,750 shares will vest on May 15, 2014.

(9)
As of December 31, 2013, 25,000 shares subject to this restricted stock unit award were vested, 5,000 shares will vest on February 15, 2014, and an additional 5,000 shares will vest at six-month intervals thereafter until all shares are vested.

(10)
As of December 31, 2013, 20,625 shares subject to this restricted stock unit award were vested, 6,875 shares will vest on February 15, 2014, and an additional 6,875 shares will vest at six-month intervals thereafter until all shares are vested.

(11)
As of December 31, 2013, no shares subject to this restricted stock unit award were vested, 13,750 shares will vest on February 15, 2014, and 6,875 shares will vest at six-month intervals thereafter until all shares are vested.

(12)	As of December 31, 2013, 36,750 shares subject to this restricted stock unit award were vested and 5,250 shares will vest on February 15, 2014.

(13)
As of December 31, 2013, 18,750 shares subject to this restricted stock unit award were vested, 3,750 shares will vest on February 15, 2014, and an additional 3,750 shares will vest at six-month intervals thereafter until all shares are vested.

(14)
As of December 31, 2013, 15,000 shares subject to this restricted stock unit award were vested, 5,000 shares will vest on February 15, 2014, and an additional 5,000 shares will vest at six-month intervals thereafter until all shares are vested.

(15)
As of December 31, 2013, no shares subject to this restricted stock unit award were vested, 10,000 shares will vest on February 15, 2014, and 5,000 shares will vest at six-month intervals thereafter until all shares are vested.

(16)
As of December 31, 2013, 20,314 shares subject to this restricted stock unit award were vested, 4,062 shares will vest on February 15, 2014, and an additional 4,062 shares will vest at six-month intervals thereafter until all shares are vested.

(17)
As of December 31, 2013, 16,875 shares subject to this restricted stock unit award were vested, 5,625 shares will vest on February 15, 2014, and an additional 5,625 shares will vest at six-month intervals thereafter until all shares are vested.

(18)
As of December 31, 2013, no shares subject to this restricted stock unit award were vested, 11,250 shares will vest on February 15, 2014, and 5,625 shares will vest at six-month intervals thereafter until all shares are vested.

(19)	As of December 31, 2013, no shares subject to this restricted stock unit award were vested, 30,000 shares will vest on June 3, 2014, and 30,000 shares will vest on June 3, 2015.

(20)	As of December 31, 2013, 186,875 shares subject to this option were vested and an additional 4,063 shares will vest monthly thereafter until all shares are vested.

(21)	As of December 31, 2013, 113,333 shares subject to this option were vested, and an additional 3,333 shares will vest monthly thereafter until all shares are vested.

(22)	As of December 31, 2013, 100,833 shares subject to this option were vested, and an additional 4,583 shares will vest monthly thereafter until all shares are vested.

(23)
As of December 31, 2013, no shares subject to this option were vested, 82,500 shares will vest on February 15, 2014, and an additional 6,875 shares will vest monthly thereafter until all shares are vested.

(24)	As of December 31, 2013, 192,500 shares subject to this option were vested, and an additional 4,583 shares will vest monthly thereafter until all shares are vested.

(25)	As of December 31, 2013, 56,666 shares subject to this option were vested, and an additional 1,667 shares will vest monthly thereafter until all shares are vested.

(26)	As of December 31, 2013, 41,250 shares subject to this option were vested, and an additional 1,875 shares will vest monthly thereafter until all shares are vested.

(27)
As of December 31, 2013, no shares subject to this option were vested, 33,750 shares will vest on February 15, 2014, and an additional 2,813 shares will vest monthly thereafter until all shares are vested.

(28)	As of December 31, 2013, 74,750 shares subject to this option were vested, and an additional 1,625 shares will vest monthly thereafter until all shares are vested.

(29)	As of December 31, 2013, 42,500 shares subject to this option were vested, and an additional 1,250 shares will vest monthly thereafter until all shares are vested.

(30)	As of December 31, 2013, 29,791 shares subject to this option were vested, and an additional 1,354 shares will vest monthly thereafter until all shares are vested.

(31)
As of December 31, 2013, no shares subject to this option were vested, 24,375 shares will vest on February 15, 2014, and an additional 2,031 shares will vest monthly thereafter until all shares are vested.

(32)	As of December 31, 2013, 46,041 shares subject to this option were vested, and an additional 1,354 shares will vest monthly thereafter until all shares are vested.

(33)	As of December 31, 2013, 36,666 shares subject to this option were vested, and an additional 1,667 shares will vest monthly thereafter until all shares are vested.

(34)
As of December 31, 2013, no shares subject to this option were vested, 30,000 shares will vest on February 15, 2014, and an additional 2,500 shares will vest monthly thereafter until all shares are vested.

(35)	As of December 31, 2013, no shares subject to this option were vested, 25,000 shares will vest on June 3, 2014, and an additional 2,083 shares will vest monthly thereafter until all shares are vested.

OPTIONS EXERCISED AND STOCK VESTED DURING 2013
The following table summarizes (i) the options exercised during the year ended December 31, 2013 by our NEOs and the value realized upon exercise (which is the number of shares under each option exercised multiplied by (a) the closing price of the Company’s common stock on the day of exercise, less (b) the exercise price of the respective option), and (ii) the number of shares of common stock acquired by our NEOs, and the value of such shares, upon the vesting of restricted stock units during the year ended December 31, 2013 (where the value realized on vesting is determined by multiplying the number of vested shares by the closing price of the Company’s stock on the vesting date):

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Patrick J. Harshman	35,000	$20,300	100,625	$642,350
Carolyn V. Aver	—	—	58,125	381,550
Charles Bonasera	—	—	37,375	239,170
Neven Haltmayer	—	—	40,750	260,139
George Stromeyer	—	—	—	—

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION
There are no pension or retirement benefit plans for any of the NEOs, other than a 401(k) deferred compensation plan which is available to all regular, full-time U.S. employees of the Company, with matching Company contributions to the 401(k) plan of up to $1,000 per annum per participant.

CHANGE-OF-CONTROL AGREEMENTS
The Company does not have employment agreements with any of its NEOs. The Company has entered into change of control severance agreements with each of the NEO’s. Based on a hypothetical termination date of December 31, 2013, the respective amounts paid to the NEOs in the event of a change of control would have been:

Name	Salary ($)	Bonus ($)	Value of Unvested Restricted Stock(1)(2)	Value of Unvested Stock Options(1)(2)	Other(3)	Total(4)
Patrick J. Harshman	$1,000,000	$625,000	$1,231,538	$683,648	$33,499	$3,573,685
Carolyn V. Aver	365,000	113,150	668,813	321,825	25,110	1,493,898
Charles Bonasera	275,000	82,500	453,870	202,812	25,111	1,039,293
Neven Haltmayer	300,000	85,500	502,290	248,887	33,499	1,170,176
George Stromeyer	275,000	137,500	442,800	125,000	21,594	1,001,894

(1)
The amounts in this column represent the value which would have been realized by the acceleration of unvested restricted stock units and unvested stock options, calculated by, in the case of options, multiplying the number of shares subject to acceleration by the difference between $7.38, the closing price of the Company’s common stock on December 31, 2013 and the exercise price of the respective option. The value of restricted stock units is the number of shares multiplied by the closing price of the Company’s common stock on December 31, 2013.

(2)	The Company’s change of control severance agreements have a provision that all unvested restricted stock and options will be fully accelerated upon a change of control.

(3)	The amounts in the column “Other” represent the maximum cost of continuing health, dental and life insurance benefits and outplacement fees.

(4)
The Company’s change of control severance agreements have a provision that payments will either be made in full, with the executive paying any applicable IRC Section 280G excise taxes, or the payments will be reduced to a level that does not trigger the Section 280G excise tax, whichever results in a greater amount. The amounts shown in the table assume that the executive would elect to receive full payment and pay any applicable excise taxes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation and Equity Ownership Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

EQUITY PLAN INFORMATION AS OF DECEMBER 31, 2013

Plan Category	(a) Number of Securities to be Issued upon Outstanding Options, Warrants and Rights(2)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)(3)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity plans approved by security holders(1)	10,414,592	$5.01	8,752,711

(1)
All of the Company’s equity compensation plans, other than its 1999 Non-Qualified Stock Plan, have been approved by stockholders. This information, as of December 31, 2013, is with respect to the 1995 Stock Plan, the 2002 Director Stock Plan and the 2002 Employee Stock Purchase Plan.

(2)
This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards. At December 31, 2013, there were 299,904 shares of common stock subject to outstanding awards under such plans, with a weighted average exercise price of $2.25.

(3)
This column does not reflect the price of shares underlying the assumed options referred to in footnote (2) of this table. The weighted average exercise price of outstanding options, warrants and rights, excluding the Company’s unvested restricted stock units for which there is no exercise consideration, is $7.05.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of June 2, 2014, by (i) each beneficial owner of more than 5% of the Common Stock; (ii) each director; (iii) each NEO; and (iv) all of the Company’s current directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. The addresses for each of the directors and NEOs is c/o Harmonic Inc., 4300 North First Street, San Jose, California 95134.

Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
BlackRock Inc., 40 East 52nd St. New York, NY 10022(2)	10,443,803	11.20%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(3)	6,243,526	6.69%
Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746(4)	5,390,685	5.78%
Patrick Gallagher(5)	122,768	*
Harold Covert(6)	122,768	*
E. Floyd Kvamme(7)	646,452	*
Mitzi Reaugh(8)	64,974	*
William F. Reddersen(9)	133,595	*
Susan G. Swenson(10)	69,140	*
Patrick J. Harshman(11)	1,519,992	1.63%
Carolyn V. Aver(12)	502,951	*
Charles Bonasera(13)	362,464	*
Neven Haltmayer(14)	428,103	*
George Stromeyer(15)	66,107	*
All directors and executive officers as a group (11 persons)(16)	4,039,314	4.33%

*	Percentage of shares beneficially owned is less than one percent of total.

(1)
The number of shares of common stock outstanding used in calculating the percentage for each listed person or entity is based on 93,275,266 shares of Common Stock outstanding on June 2, 2014. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable, and restricted stock units which are currently vested or will become vested, in each case within 60 days of June 2, 2014, are deemed outstanding for purposes of computing the percentage of the person holding such options or restricted stock units, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)
Based solely on a review of a Schedule 13G/A filed with the SEC on January 10, 2014 by BlackRock Inc., on behalf of itself and its wholly owned subsidiaries. BlackRock Inc. and its wholly owned subsidiaries reported sole voting and dispositive power with respect to all such shares.

(3)
Based solely on a review of a Schedule 13G/A filed with the SEC on February 11, 2014 by The Vanguard Group. The Vanguard Group reported sole power to vote 138,628 of such shares, sole dispositive power with respect to 6,111,398 of such shares and shared dispositive power with respect to 132,128 of such shares.

(4)
Based solely on a review of a Schedule 13G/A filed with the SEC on February 10, 2014 by Dimensional Fund Advisors LP. Dimensional Fund Advisors reported sole voting and dispositive power with respect to all such shares.

(5)	Includes 30,000 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of June 2, 2014.

(6)	Includes 30,000 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of June 2, 2014.

(7)	Includes 20,000 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of June 2, 2014.

(8)	Includes 20,000 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of June 2, 2014.

(9)	Includes 20,000 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of June 2, 2014.

(10)	Includes 24,166 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of June 2, 2014.

(11)	Includes 1,025,131 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of June 2, 2014.

(12)	Includes 390,520 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of June 2, 2014.

(13)	Includes 348,051 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of June 2, 2014.

(14)	Includes 402,353 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of June 2, 2014.

(15)	Includes 66,107 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of June 2, 2014.

(16)	Includes 2,376,328 shares which may be acquired upon exercise of options exercisable or vesting or restricted stock units within 60 days of June 2, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the NASDAQ Stock Market. Executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms prepared and filed by it or received by it or on written representations from the reporting persons, the Company believes that, with respect to 2013, all filing requirements applicable to its officers, directors and 10% stockholders were complied with.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
It is Harmonic’s policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in the Company’s Code of Business Conduct and Ethics, which is posted on our website. All related party transactions must be reviewed and approved by the Company’s Audit Committee.
Except for the compensation agreements and other arrangements that are described under “Executive Compensation”, beginning on page 30 of this Proxy Statement, there was not during 2013, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, 5% stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
The Company’s Audit Committee has the responsibility to review proposed related party transactions for potential conflicts of interest and to approve all such transactions in advance.
OTHER MATTERS
The Company knows of no other matters to be properly submitted for stockholder action at the 2014 Annual Meeting. If any other matters properly come before the Annual Meeting, your shares of Common Stock will be voted at the discretion of the designated proxy holders.
IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY . THE BOARD OF DIRECTORS URGES YOU TO VOTE VIA THE INTERNET OR BY TELEPHONE AS INSTRUCTED ON THE E-PROXY NOTICE OR PROXY CARD, OR IF YOU HAVE REQUESTED PROXY MATERIALS IN PAPER FORM, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors,

Timothy C. Chu
Vice President, General Counsel and Secretary
Dated: June 17, 2014

harmonic®

HARMONIC INC.
4300 NORTH FIRST STREET
SAN JOSE, CA 95134

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76506-P54109 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

HARMONIC INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Patrick J. Harshman
02) Patrick Gallagher
03) Harold Covert
04) E. Floyd Kvamme
05) Mitzi Reaugh
06) William F. Reddersen
07) Susan G. Swenson

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

M76507-P54109

HARMONIC INC.

ANNUAL MEETING OF STOCKHOLDERS
JULY 29, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Harmonic Inc., a Delaware corporation (the "Company"), hereby appoints Patrick J. Harshman and Carolyn V. Aver, and each or either of them, as proxies of the undersigned, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, July 29, 2014 at 2:00 p.m. PDT at the Company's principal offices, 4300 North First Street, San Jose, California 95134, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this ballot.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares will be voted FOR all nominees and FOR all other proposals described herein, in accordance with the recommendations of the Board of Directors, and with respect to any other materials that properly come before the Annual Meeting, as the proxy holders may determine in their discretion.

Continued and to be signed on reverse side